UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☒    Definitive Proxy Statement
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☐    Soliciting Material under § 240.14a-12
MediaAlpha, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 16, 2024
Dear Stockholder:
You are invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of MediaAlpha, Inc., a Delaware corporation, which will be held on Thursday, May 16, 2024 at 10:00 a.m., Pacific Time. The annual meeting will be a virtual meeting via live webcast on the Internet. Stockholders may attend the annual meeting online by registering at www.proxydocs.com/MAX prior to the registration deadline of May 14, 2024 at 5:00 p.m. Eastern Time. The Annual Meeting will be held for the following purposes:
1.    To elect the three Class I director nominees named in the proxy statement to serve on our Board of Directors until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified; and
2.    To approve an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
3.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.
Our Board of Directors has fixed the close of business on March 22, 2024 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. All such stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to vote by proxy prior to the meeting. If you attend the meeting, you may vote during the meeting even if you have voted by proxy.
We encourage you to access the virtual annual meeting before the start time of 10:00 a.m., Pacific Time, on May 16, 2024, to allow ample time for online access, which will begin at 9:45 a.m., Pacific Time. To attend the meeting, you will need to follow the instructions you receive via email after your successful registration as described above.
We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxydocs.com/MAX. You also may authorize your proxy via the Internet by following the instructions on that website. In order to authorize your proxy via the Internet you must have the stockholder identification number that appears on the enclosed proxy card.

By Order of our Board of Directors,

Los Angeles, CA	Jeffrey B. Coyne
April 3, 2024	General Counsel and Secretary
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 16, 2024: This proxy statement and our 2023 Annual Report to Stockholders are available at www.proxydocs.com/MAX

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MediaAlpha, Inc.
700 South Flower Street, Suite 640
Los Angeles, CA 90017
PROXY STATEMENT
FOR OUR 2024 ANNUAL MEETING OF STOCKHOLDERS
to be held on May 16, 2024
These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of MediaAlpha, Inc., a Delaware corporation, for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 16, 2024, at 10:00 a.m., Pacific time, solely over the Internet in a virtual-only format, or at any postponement or adjournment of the Annual Meeting. References in this proxy statement to “we,” “us,” “our,” “ours,” and the “Company” refer to MediaAlpha, Inc., unless the context otherwise requires. Distribution of this proxy statement and a proxy card to stockholders is scheduled to begin on or about April 3, 2024, which is also the date by which these materials will be posted.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Who is entitled to vote at the Annual Meeting?
Holders of record of our Class A common stock and Class B common stock at the close of business on March 22, 2024, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. If you are a holder of record of our Class A common stock or our Class B common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.
What is the purpose of the Annual Meeting?
At the Annual Meeting, you will be asked to vote on the following proposals:
•    Proposal 1: the election of the three Class I director nominees named in this proxy statement to serve on our Board until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified;
• Proposal 2: the approval of an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
•    Proposal 3: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
You also may be asked to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof. Management is not currently aware of any other matters that will be presented for consideration at the Annual Meeting.
What constitutes a quorum?
A quorum is the number of shares of capital stock of a corporation that must be present in person or represented by proxy in order to transact business at a meeting of our stockholders. The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As of March 22, 2024, the record date, there were 50,825,257 shares of our Class A common stock outstanding and entitled to vote and 15,013,829 shares of our Class B common stock outstanding and entitled to vote.
Each share of Class A common stock and Class B common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the Annual Meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
As a result of voting agreements contained in our stockholders’ agreement described below under “Can certain principal stockholders of our common stock determine the outcome of the proposals,” we expect to have a quorum established for the Annual Meeting.
What vote is required to approve each proposal?
The approval of each of Proposal 1, Proposal 2, and Proposal 3 requires the affirmative vote of a majority of votes cast by the holders of our Class A common stock and Class B common stock present in person or by proxy at our Annual Meeting and entitled to vote for the proposal to be approved, voting together as one class.

Can certain principal stockholders of our common stock determine the outcome of the proposals?
We are party to a stockholders’ agreement, dated October 27, 2020, with White Mountains Investments (Luxembourg) S.à r.l., together with any of its permitted affiliate transferees (collectively, “White Mountains”); Insignia QL Holdings, LLC and Insignia A QL Holdings, LLC, together with any of their permitted affiliate transferees (collectively, “Insignia”); and Steven Yi, Eugene Nonko and Ambrose Wang, together with their respective holding vehicles and permitted affiliate transferees (collectively, the “Founders”). These stockholders collectively own a majority of the voting power of our outstanding common stock. The stockholders’ agreement contains provisions related to the composition of our Board, the committees of our Board and our corporate governance. Under the stockholders’ agreement, these stockholders are entitled to nominate a majority of the members of our Board. In addition, these stockholders have agreed in the stockholders’ agreement to vote for each other’s Board nominees. Because each of the director nominees standing for reelection at the Annual Meeting has been nominated by a stockholder in accordance with our stockholders’ agreement, each of these stockholders has agreed to vote in favor of all director nominees. Because these stockholders represent a majority of the voting power of our outstanding common stock, we expect each director nominee to be elected.
What effect do abstentions and “broker non-votes” have on the proposals?
An “abstention” will occur at the Annual Meeting if your shares of Class A common stock are deemed to be present at the Annual Meeting, either because you attend the Annual Meeting or because you have properly completed and returned a proxy, but you do not vote on a proposal or other matter which is required to be voted on by our stockholders at the Annual Meeting. Properly executed proxy cards that are marked “abstain” on any proposal will be treated as abstentions for that proposal.
A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes, Proposals 1 and 2 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at his/her discretion on these proposals. Proposal 3 is considered a discretionary matter, and a broker will be permitted to exercise his/her discretion to vote uninstructed shares on this proposal.
Abstentions and broker non-votes are not considered votes cast and will have no effect on the vote for Proposal 1, Proposal 2 or Proposal 3.
What is a virtual-only Annual Meeting?
The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. Stockholders of record and beneficial owners as of the close of business on the record date of March 22, 2024 will have the ability to submit questions and vote electronically at the Annual Meeting via the virtual-only meeting platform.
Why is the Annual Meeting being held virtually?
We are implementing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.
We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees.
How do I attend the virtual Annual Meeting?
Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on March 22, 2024, the record date, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
In order to attend the Annual Meeting, you must register at www.proxydocs.com/MAX prior to the registration deadline of May 14, 2024 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions to be answered at the Annual Meeting.
As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, May 16, 2024, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m., Pacific Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.
Will I be able to ask questions at the Annual Meeting?
Our virtual Annual Meeting will allow stockholders to submit questions in advance during the registration period prior to the Annual Meeting. During the Annual Meeting, we will respond to appropriate questions submitted by stockholders during such period.
We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
How do I vote at the Annual Meeting?
Voting at the Annual Meeting. Only stockholders and persons holding proxies from stockholders may attend our virtual-only Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, and attend the Annual Meeting, you may vote at the virtual-only Annual Meeting. If your shares are held by a Nominee, that is, in “street name,” and you wish to vote at the virtual-only Annual Meeting, you will need to obtain a “legal proxy” from the Nominee that holds your shares of record. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your Notice or proxy card. See “How do I attend the virtual Annual Meeting” above for further information.
Voting by Proxy. If your shares are registered directly in your name with our transfer agent, you have received a copy of proxy materials by mail. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:
•    Vote online. To vote online, follow the instructions in the Notice or on your proxy card. You must have the stockholder identification number provided in your proxy card.
•    Vote by telephone. To vote by telephone, follow the instructions on your proxy card. You must have the stockholder identification number provided in your proxy card.
•    Vote by regular mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and voting instructions have been forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or other Nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.
Two of our officers, Patrick Thompson and Jeffrey Coyne, have been designated by our Board as proxies for voting on matters brought before the annual meeting. Each proxy properly received by us prior to the annual meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified in the next question and in accordance with the discretion of the person named on the proxy card with respect to any other matters that may be voted upon at the Annual Meeting or at any adjournment or postponement of the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy to vote your shares in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.
How does the Board recommend that I vote on each of the proposals?
The Board recommends that you vote:
•    FOR the election of Anthony Broglio, Christopher Delehanty and Eugene Nonko as Class I directors to serve on our Board until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified;
•    FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
•    FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Can I change my vote after I submit my proxy card?
If you cast a vote by proxy, you may revoke it at any time before it is voted by:
•    filing a written notice revoking the proxy with our Secretary at our address, provided that such notice is received by no later than May 15, 2024;
•    properly submitting to us a proxy with a later date;
•    submitting a vote at a later time online before the Annual Meeting; or
•    attending and voting at the Annual Meeting.
Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee (each, a “Nominee”), that is, in “street name,” only that Nominee can revoke your proxy on your behalf. You may revoke a proxy for shares held by a Nominee by submitting new voting instructions to the Nominee or, if you have obtained a legal proxy from the Nominee giving you the right to vote the shares at the Annual Meeting, by attending the Annual Meeting and voting.
Who will count the votes?
We have retained Mediant Communications to tabulate the votes and serve as the independent inspector of elections for the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary results at the Annual Meeting. We will publish the final results of the voting in a Current Report on Form 8-K within four business days of the Annual Meeting.
What other information should I review before voting?
We are making this proxy statement, and our Annual Report on Form 10-K for our fiscal year ended December 31, 2023, available to all stockholders of record on the record date for the Annual Meeting for the first time on or about April 3, 2024. On such date, we are mailing to each stockholder of record on the record date for the annual meeting either a Notice Regarding the Availability of Proxy Materials informing the stockholder of how to electronically access a copy of this proxy statement and our Annual Report on Form 10-K and how to vote online (the “Notice”), or printed copies of such materials, if printed copies have been previously requested by the stockholder. If any stockholder who receives a Notice would like to receive printed copies of such materials, such printed copies may be requested by following the instructions contained in the Notice and will be provided free of charge.
You may obtain, free of charge, copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which contains additional information about the Company, by visiting our website at www.mediaalpha.com or by directing your request in writing to MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, CA 90017, Attention: Investor Relations. We will also furnish any exhibit to such Annual Report on Form 10-K if specifically requested in writing. Our Annual Report on Form 10-K is not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.
Who will pay for the cost of this proxy solicitation?
We will bear all expenses incurred in connection with this solicitation. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a proxy statement to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.
Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?
Pursuant to rules adopted by the SEC, we have elected to provide certain beneficial owners of our shares held in “street name” access to our proxy materials via the Internet.
How can I receive electronic access to the proxy materials?
You may access our proxy materials over the Internet at www.proxydocs.com/MAX. If you did not receive a paper copy of the proxy materials, the materials sent to you by your broker, nominee or other organization include instructions on how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.
In addition, stockholders may request to receive future proxy materials in printed form, by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the Annual Meeting. If you choose to receive future proxy materials by

e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.
No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board consists of up to ten directors, excluding any directors elected by holders of any preferred stock pursuant to provisions applicable in the case of defaults and subject to applicable laws and stock exchange regulations. The exact number of directors will be fixed from time to time by resolution of the Board. The size of our Board is currently fixed at nine members, divided into three classes, and our Board is currently comprised of eight members, with one vacancy in Class II. The current term of office of our Class I Directors expires at the Annual Meeting, while the term for our Class II Directors expires at the 2025 annual meeting and the term for our Class III Directors expires at the 2026 annual meeting. There is no limit on the number of terms a director may serve on our Board.
Pursuant to our stockholders’ agreement with White Mountains, Insignia and the Founders, for so long as each of White Mountains, Insignia and the Founders owns at least 7,338,148 shares of our common stock, which is equal to 12.5% of our issued and outstanding shares of common stock as of the closing of our initial public offering (the “IPO”), such stockholder will be entitled to nominate two directors to serve on our Board. When such stockholder owns a number of shares of our common stock equal to less than 7,338,148 shares, but at least 2,935,259 shares (5% of our issued and outstanding shares of common stock as of the closing of the IPO), such stockholder will be entitled to nominate one director. In March 2024, Insignia’s ownership of the Company’s Common Stock fell below the ownership threshold described above, and accordingly, as required by the stockholders’ agreement, Insignia caused David Lowe, who was one of Insignia’s two designees to the Board, to tender his resignation as a member of the Board. Following such resignation, pursuant to the stockholders' agreement, White Mountains has designated Christopher Delehanty and Jennifer Moyer, Insignia has designated Anthony Broglio, and the Founders have designated Eugene Nonko and Steven Yi. White Mountains, Insignia and the Founders have also agreed in the stockholders’ agreement to vote for each other’s Board nominees.
Directors Nominated for Election at the Annual Meeting
Upon unanimous recommendation by the Nominating and Corporate Governance Committee of the Board, the Board proposes that the following nominees, Anthony Broglio, Christopher Delehanty, and Eugene Nonko, each a current Class I Director, be elected for new terms extending until the 2027 annual meeting and until their successors are duly elected and qualified as Class I Directors.

Name	Principal Occupation	Age	Director Since
Anthony Broglio	Partner, Insignia Capital Group	49	2020
Christopher Delehanty	Head of Corporate Development and M&A, White Mountains Capital	41	2020
Eugene Nonko	Chief Technology Officer, MediaAlpha, Inc.	43	2020
Anthony Broglio was appointed director of the Company in July 2020 and prior to the IPO served as a director of QL Holdings LLC. Mr. Broglio is a founding Partner at Insignia Capital Group, a San Francisco Bay Area private equity firm focused on lower middle-market companies. Insignia has owned a minority stake in QL Holdings LLC since 2019 and is a stockholder of the Company. Prior to co-founding Insignia in 2012, Mr. Broglio worked as a Principal and member of the executive committee of Lake Capital, a Chicago-based private equity fund with over $1.3 billion under management. During his more than nine years with Lake Capital, Mr. Broglio served on the boards of twelve portfolio companies. Mr. Broglio received a B.S. in Finance from the University of Colorado and an M.B.A. with Honors from the University of Chicago Booth School of Business. Mr. Broglio is qualified to serve on our Board of Directors because of his financial expertise and management and board experience.
Christopher Delehanty was appointed director of the Company in July 2020 and prior to the IPO served as a director of QL Holdings LLC. Mr. Delehanty is Head of Corporate Development and M&A at White Mountains Capital, where he focuses on the company’s direct investing and merger and acquisition activity in the insurance and financial services sectors. White Mountains has owned a stake in QL Holdings LLC since 2014 and is a stockholder of the Company. Prior to joining White Mountains in 2009, Mr. Delehanty worked in private equity and investment banking at Alta Communications and UBS Investment Bank. Over the course of his career, Mr. Delehanty has served on the boards of directors of a number of privately-held companies. Mr. Delehanty received his B.S. in Finance from Boston College. Mr. Delehanty is qualified to serve on our Board of Directors because of his financial expertise and management and board experience.
Eugene Nonko has served as the Chief Technology Officer of the Company (including its predecessor) since June 2011. Prior to joining the Company, Mr. Nonko served as Vice President, Research and Development at Oversee.net, a technology-driven media company that owned and operated a portfolio of consumer and business-to-business properties, from 2004 to 2010, and served as a Software Engineer at Microsoft, a leading multinational technology company, from 2001 to 2004. Mr. Nonko received his B.S. and M.S. in Information Technology and Economics from Altai State Technical University.
Unless otherwise instructed, each proxy received by us will be voted in favor of the election of the nominees named above as directors. Each of the nominees has consented to serve if elected. All of our director nominees are current members of our Board. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxy holders will vote for the substitute nominee designated by the Board.

The Board unanimously recommends a vote FOR the election of each of the three director nominees named above.
Other Continuing Directors
The following directors will continue to serve on our Board after the Annual Meeting:

Name	Principal Occupation	Age	Class	Term Expires	Director Since
Venmal (Raji) Arasu	Chief Technology Officer, Autodesk	54	III	2026	2020
Jennifer Moyer	Chief Administrative Officer, White Mountains Capital	53	II	2025	2020
Lara Sweet	Former Chief People Officer, Snap, Inc.	49	III	2026	2020
Kathy Vrabeck	Chief Operating Officer, The Beachbody Company	60	III	2026	2020
Steven Yi	Chief Executive Officer, MediaAlpha, Inc.	53	II	2025	2020
Venmal (Raji) Arasu was appointed director of the Company upon the completion of the IPO. Since April 2021, Ms. Arasu has served as Executive Vice President and Chief Technology Officer of Autodesk, Inc., a leader in 3D design, engineering, and entertainment software and services. From January 2016 to April 2021, Ms. Arasu was Senior Vice President, Intuit Platform of Intuit Inc., a business and financial software company that develops and sells financial, accounting, tax preparation software, and related services for small businesses, accountants, and individuals. Ms. Arasu previously served as the Chief Technology Officer for StubHub, Inc., the online and mobile ticketing marketplace subsidiary of eBay Inc., from November 2011 to January 2016. At eBay, she served as the Vice President of Engineering from 2008 to 2011, and in other positions of increasing authority from 2001 to 2008. She has served as one of NIC Inc.’s directors since 2015. Ms. Arasu holds a B.S. in Computer Engineering from Pune University, Pune, India. Ms. Arasu is qualified to serve on the Board of Directors because of her engineering expertise and her technology, business strategy and management experience.
Jennifer Moyer was appointed director of the Company upon the completion of the IPO and serves as the chair of the Nominating and Corporate Governance Committee. Ms. Moyer has been the Chief Administrative Officer of White Mountains, a financial services holding company, since 2017. White Mountains has owned a stake in QL Holdings LLC since 2014 and is a stockholder of the Company. Prior to joining White Mountains, Ms. Moyer worked at Goldman Sachs for 23 years in a variety of leadership roles including Chief of Staff for Asia Pacific Ex-Japan and Managing Director in Human Capital Management for Asia Pacific. Ms. Moyer received a B.A. in Social Anthropology from Harvard College and an M.B.A. from the Tuck School of Business at Dartmouth. Ms. Moyer is qualified to serve on our Board of Directors because of her experience as a senior executive with management expertise, as well as her human capital management and corporate governance experience.
Lara Sweet was appointed director of the Company upon the completion of the IPO and serves as the chair of the Audit Committee. From May 2019 to June 2021, Ms. Sweet served as the Chief People Officer at Snap Inc., a camera company and owner of the application Snapchat. Prior to that, Ms. Sweet served as Snap’s interim Chief Financial Officer from January 2019 to May 2019, as Chief Accounting Officer from October 2017 to September 2019, and as Controller from June 2016 to October 2017. Prior to Snap, Ms. Sweet worked at AOL, Inc. for over six years, most recently serving as Controller and Chief Accounting Officer from November 2014 to June 2016. Prior to that, Ms. Sweet served as AOL’s Vice President, Internal Audit from April 2014 to November 2014 and Vice President and Assistant Controller from August 2011 to April 2014. Ms. Sweet holds a B.S. in Accounting from George Mason University. Ms. Sweet is qualified to serve on our Board of Directors because of her financial expertise and management experience.
Kathy Vrabeck was appointed director of the Company upon the completion of the IPO and serves as the chair of our Board of Directors as well as the chair of the Compensation Committee. Since May 2022, Ms. Vrabeck has served as Chief Operating Officer of The Beachbody Company, a leading health and wellness solutions company, and from April 2021 to May 2022, she was Chief Strategy Officer at The Beachbody Company. Prior to that, from October 2015 to April 2021, Ms. Vrabeck was a Senior Client Partner in the Los Angeles office of Korn Ferry, a global talent and organizational advisory firm, where she led Korn Ferry’s Consumer Digital sector. Prior to that, she was a Partner at Heidrick & Struggles International, Inc., an executive search firm, where she served as both Global Sector Leader of their Media, Entertainment and Digital practice and partner-in-charge of the Los Angeles office. Prior to that, Ms. Vrabeck was with Legendary Entertainment, a media company, from March 2009 to March 2011 where she served as President, Legendary Digital and was responsible for the creation, management and delivery of digital entertainment, with a focus on video games, across current and next-generation platforms. From May 2007 to November 2008, Ms. Vrabeck was with Electronic Arts, Inc., a developer, marketer, publisher and distributor of video games (“EA”), where she served as President, EA Casual Entertainment. Ms. Vrabeck received a bachelor’s degree in French and economics from DePauw University and an M.B.A. from Indiana University. Ms. Vrabeck is qualified to serve on our Board of Directors because of her expertise in digital media and her management and board experience.
Steven Yi has served as the Chief Executive Officer of the Company (including its predecessor) since June 2011. Prior to joining the Company, Mr. Yi co-founded and served as the Chief Executive Officer of Fareloop LLC, a travel comparison website, from 2009 to 2011, and served as Senior Vice President and General Manager, Marketing Services, at Oversee.net, a technology-driven media company that owned and operated a portfolio of consumer and business-to-business properties, from 2007 to 2009. Mr. Yi received his undergraduate degree in East Asian Studies from Harvard University and his J.D. from Harvard Law School.

Other Directorships
Ms. Arasu previously served on the board of directors of one other publicly reporting company, NIC Inc., from May 2015 to April 2021. Ms. Sweet has served on the board of directors of one other publicly reporting company, Entravision Communications Corporation, since October 2023. Ms. Vrabeck has served on the board of directors of one other publicly reporting company, Medicine Man Technologies, Inc., since November 2023, and previously served on the board of directors of two other publicly reporting companies, UTA Acquisition Corp. from July 2021 to September 2023, and GameStop, Inc. from July 2012 to June 2021. Mr. Yi has served on the board of directors of one other publicly reporting company, White Mountains Insurance Group, Ltd., since May 2023. No other director of the Company currently serves, or during the past five years has served, on the board of directors of any other publicly reporting company or investment company.

BOARD COMPOSITION AND PRACTICES
Ensuring the Board is composed of directors who possess a wide variety of relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders is a top priority of the Board and the Nominating and Corporate Governance Committee.
•    75% of our Board members are independent directors;
•    50% of our Board members are women;
•    25% of our Board members are racially and/or ethnically diverse;
•    the Board and each of its Committees are chaired by women;
•    the Board and the Nominating and Corporate Governance Committee regularly evaluate the size and composition of the Board to ensure appropriate alignment with the Company’s evolving business and strategic needs; and
•    the Board conducts an annual self-assessment of the Board and its Committees to evaluate their effectiveness.

CORPORATE GOVERNANCE AND BOARD STRUCTURE
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the Chair of the Board, Chief Executive Officer and presiding director, meetings of independent directors, committee composition, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. The Board reviews these corporate governance guidelines annually and whenever circumstances warrant.
Board Leadership Structure
Our Board leadership structure includes an independent, non-executive Chair of the Board, Kathy Vrabeck. Ms. Vrabeck has authority, among other things, to call and preside over Board meetings and set meeting agendas, as well as to preside over and establish agendas for executive sessions of the independent directors, giving her substantial authority to shape the work of the Board. The Board believes that her independence, coupled with her experience in public company governance, enhances the effectiveness of the Board as a whole and makes her chairpersonship in the best interests of the Board, the Company and its stockholders. Periodically, our Nominating and Corporate Governance Committee assesses this role and the Board leadership structure to ensure the interests of the Company and its stockholders are best served. Our Board has determined that its current structure is in the best interests of the Company and its stockholders at this time.
Director Independence
Our corporate governance guidelines provide that our Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE and SEC rules. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions”), that each of the following directors (or former directors who served in that capacity during 2023) and director nominees is independent under the listing standards of the NYSE: Venmal (Raji) Arasu, Anthony Broglio, Christopher Delehanty, David Lowe, Jennifer Moyer, Lara Sweet and Kathy Vrabeck. Our Board also determined that Venmal (Raji) Arasu, Lara Sweet and Kathy Vrabeck, who serve on our Audit Committee, satisfy the independence standards for that committee established by the SEC and the rules of the NYSE, and that Venmal (Raji) Arasu, Anthony Broglio, Christopher Delehanty, Lara Sweet and Kathy Vrabeck, who serve on our Compensation Committee, satisfy the independence standards for that committee established by the SEC and the rules of the NYSE. In making such determinations, our Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he or she is affiliated.
Controlled Company
Certain of our existing investors that are party to a stockholders’ agreement with us own a majority of the voting power of our outstanding common stock. Accordingly, we are considered a “controlled company” under the NYSE rules. Under these rules, as a “controlled company” we are exempted from certain corporate governance requirements, including the requirements that, within one year of the date of listing of our Class A common stock (i) we have a board that is composed of a majority of “independent directors” as defined under the NYSE rules; and (ii) we have a compensation committee and a nominating and corporate governance committee that are composed solely of independent directors.
We intend to continue to take advantage of certain of these exemptions for so long as we continue to qualify as a “controlled company.” Currently, a majority of the members of our Board are independent directors under the NYSE rules, our Compensation Committee is comprised solely of independent directors, and our Nominating and Corporate Governance Committee is comprised of a majority of independent directors. These exemptions do not modify the independence requirements for our Audit Committee, and we intend to continue to comply with the applicable requirements of the NYSE and the Sarbanes-Oxley Act related to the independence of the Audit Committee, which require that our Audit Committee be composed of at least three members, all of whom must be independent.
Board’s Role in Oversight of Strategy
Our Board oversees the Company’s long-term strategy, including evaluating key market opportunities, trends and competitive developments. Strategic matters also inform the Board’s oversight of risk, as described below, as well as committee-level discussions of a range of issues. While the Board and its committees oversee our strategic planning, our management is responsible for executing our business strategy. To monitor performance against our strategic goals, the Board receives regular updates from senior management. Each director brings their talents, insights and experiences to these strategy discussions. These Board discussions are supplemented between meetings through engagement with senior management and updates to the Board on significant items, such as major corporate actions. The Board’s oversight and management’s execution of the Company’s business strategy are conducted with a long-term mindset and a focus on assessing both opportunities for and potential risks to the Company. However, our Board believes that its process for monitoring strategic matters also enables it to effectively evaluate their impact on short- and medium-term Company performance, as well as on the Company’s operations.

Board’s Role in Oversight of Risk
Management continually monitors the material risks we face, including financial risk, strategic risk, enterprise and operational risk, legal, regulatory and compliance risk and reputational risk. The Board, as a whole and at the committee level, has an active role in, and is responsible for, exercising oversight of management’s identification and management of, and planning for, those risks. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. Our Board performs these functions in a number of ways, including the following:
•    at its regularly scheduled meetings, the Board receives updates on our business operations, financial results, committee activities, strategy and personnel, and discusses risks related to the business;
•    the Audit Committee assists the Board in its oversight of risk management by monitoring our financial compliance (i.e., accounting and financial reporting), our internal controls and any audit steps taken in light of material control deficiencies (if any), as well as by overseeing the Company's cybersecurity and enterprise rick management programs, including reviewing our policies regarding risk management, our major risk exposures, and the steps management has taken to monitor and mitigate such exposures, including the Company’s risk assessment and risk management policies and programs;
•    the Compensation Committee assists the Board by overseeing risks related to our compensation policies, plans and practices;

•    the Nominating and Corporate Governance Committee assists the Board by monitoring and overseeing the management of risks related to corporate governance matters, including risks relating to director independence, Board composition and succession and overall Board effectiveness, as well as by evaluating the performance of and succession planning for our executive leadership team; and
•    through management updates and committee reports, the Board monitors our risk management activities, including risks relating to our compensation programs, operational, financial, legal, compliance, cybersecurity and reputational risks, as well as sustainability matters.
We believe the leadership structure of our Board supports and promotes effective risk management and oversight.
Board’s Role in Management Succession Planning
Our Board considers succession planning and development to be a critical part of the Company’s long-term strategy. The Nominating and Corporate Governance Committee defines the skills, attributes, and other criteria to be used for succession plans for the Chief Executive Officer ("CEO") and senior management, oversees succession and development plans, and at least annually reviews such succession and development plans with our CEO. With regard to CEO succession planning, the Nominating and Corporate Governance Committee regularly discusses potential CEO candidates, their readiness and their development. The Board also takes an active role in the oversight of overall talent management and has opportunities to engage with high potential and emerging leaders and interact with and assess talent throughout the organization.
Meetings of Board of Directors and Committees
The Board met five times during 2023. Each incumbent member of the Board attended 75% or more of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively. We do not have a policy on director attendance at our Annual Meeting; however, generally, we expect that all directors will attend such meetings.
Our corporate governance guidelines provide that the independent directors serving on the Board should hold an executive session at least once a year. In accordance with such guideline, the Board generally schedules executive sessions in conjunction with its quarterly meetings. The executive sessions are chaired by our Chair of the Board and facilitate candid discussion of the independent directors’ viewpoints regarding the performance of management and the Company.
Committees of Our Board
Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each committee operates under a written charter adopted and reviewed annually by our Board, which satisfy the applicable standards of the SEC and NYSE. The current charters for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on our website at www.investors.mediaalpha.com/governance. We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Secretary. The principal functions of each committee are briefly described below. Our Board may establish other committees from time to time as deemed appropriate by our Board based on the needs of our Board and the company.
Audit Committee
Our Audit Committee is currently comprised of three directors: Lara Sweet (Chair), Venmal (Raji) Arasu, and Kathy Vrabeck. Our Board has affirmatively determined that each member of the Audit Committee meets the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and NYSE rules. The Audit Committee met six times during 2023.
Our Audit Committee has the responsibility to, among other things:
•    review and evaluate our annual and quarterly financial statements and reports, and discuss these statements and reports with our independent registered public accounting firm and management;

•    assess the independence and qualifications of, appoint and, where appropriate, replace our independent registered public accounting firm;
•    evaluate the performance of our independent registered public accounting firm;
•    review the proposed scope and results of the audit, and serve as the primary point of contact with our independent registered public accounting firm through the audit process with respect to key audit matters;
•    review and pre-approve audit and non-audit fees and services;
•    review accounting and financial controls with our independent registered public accounting firm and our financial and accounting staff, and oversee any the process of addressing any issues that arise with respect to the scope, adequacy and effectiveness of these controls;
•    assess and oversee the implementation of new accounting standards with management and our independent registered public accounting firm;
•    review and approve transactions between us and our directors, officers and affiliates;
•    recognize and prevent prohibited non-audit services;
•    establish procedures for complaints received by us regarding accounting and financial reporting matters;
•    oversee internal audit functions;
•    review and oversee our cybersecurity risk assessment and management program and our response to cybersecurity incidents, and approve materiality assessments relating to such incidents; and
•    review and evaluate our other primary risk exposures and management's risk assessment and management policies and processes.
Our Board has determined that Lara Sweet is an “audit committee financial expert” as defined by applicable SEC rules.
Compensation Committee
Our Compensation Committee is currently comprised of five directors: Kathy Vrabeck (Chair), Venmal (Raji) Arasu, Anthony Broglio, Christopher Delehanty and Lara Sweet. Our Board has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable SEC and NYSE rules. The Compensation Committee met six times during 2023.
Our Compensation Committee has the responsibility to, among other things:
•    review and determine the compensation arrangements for our executive officers;
•    establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;
•    administer our stock incentive plans;
•    evaluate and make recommendations to our Board regarding the compensation of our Board and its committees;
•    evaluate the potential risks related to our compensation programs;
• administer and periodically review our incentive-based compensation recovery policy;
•    review our strategies, policies, and/or effects related to pay equity and human capital management; and
•    review the independence of any compensation advisers engaged by our Compensation Committee.
Except as prohibited by law, applicable regulations of the NYSE, our amended and restated certificate of incorporation or our amended and restated by-laws, the Compensation Committee may delegate its responsibilities to subcommittees or individuals.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is currently comprised of three directors: Jennifer Moyer (Chair), Kathy Vrabeck and Steven Yi. The Nominating and Corporate Governance Committee met four times during 2023. Our Nominating and Corporate Governance Committee has the responsibility to, among other things:
•    identify, evaluate and make recommendations to our Board regarding prospective director nominees;

•    oversee the evaluation of our Board and its committees;
•    review developments in corporate governance practices;
•    review our corporate governance guidelines and evaluate the adequacy of our corporate governance practices and reporting;
•    evaluate the performance of, and review succession plans for, our Chief Executive Officer and other executive management;
•    oversee management’s efforts with respect to environmental, social and governance (“ESG”) matters and other corporate social responsibility matters;
•    review and make recommendations to our Board regarding proposed amendments to our certificate of incorporation and by-laws; and
•    review and make recommendations to our Board regarding stockholder proposals.
As a “controlled company” under the NYSE rules, we are exempt from the requirement that within one year of the date of listing of our Class A common stock, we have a nominating and governance committee that is comprised solely of independent directors. However, each of the members of our Nominating and Corporate Governance Committee listed above, other than Mr. Yi, are independent directors.
Communications with the Board
Stockholders and other interested parties who wish to communicate with our Board, our Chair Kathy Vrabeck, our non-management directors as a group, any of the committees or any of the individual non-employee directors may do so by sending a letter to the intended recipient, in the care of our Secretary, at MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, CA 90017. Such correspondence will be relayed to the appropriate director or directors as appropriate. Stockholders may communicate with Mr. Nonko and/or Mr. Yi, the Board’s employee directors, by sending a letter addressed to one or both of them at MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, CA 90017.
Consideration of Director Candidates
The Nominating and Corporate Governance Committee evaluates director candidates in accordance with the director membership criteria described in our corporate governance guidelines and our policy statement regarding director nominations. In addition to satisfying relevant independence standards and the requirements of Section 8 of the Clayton Act, the following are the minimum qualifications that candidates for the Board must possess:
•    minimum of 21 years of age at the time they commence their term and will not be eligible for nomination or re-nomination to the Board if they are older than age 72;
•    demonstrated reputation for integrity, judgment, acumen, and high professional and personal ethics;
•    financial literacy and significant experience at the policy-making level in business, government or the non-profit sector;

•    time and ability to make a constructive contribution to the Board, and a clear commitment to fulfilling fiduciary duties and serving the interests of all the Company’s stockholders; and
•    an expectation of regularly attending meetings, staying informed about the Company and its businesses, participating in the discussions of the Board and its committees, complying with applicable Company policies, and taking an interest in the Company’s businesses and providing advice and counsel to the Chair of the Board and Chief Executive Officer.
The Nominating and Corporate Governance Committee reviews a candidate’s qualifications to serve as a member of our Board based on the skills and characteristics of the individual as well as the overall composition of our Board in light of the Company’s current and expected structure and business needs, regulatory requirements, the diversity of backgrounds and viewpoints represented on the Board and committee membership requirements. The Nominating and Corporate Governance Committee evaluates a candidate’s professional skills and background, experience at the policy-making level in the business, government or non-profit sectors or as a director of a widely-held public corporation, financial literacy, age, independence and past performance (in the case of incumbent candidates), along with qualities expected of all directors, including integrity, judgment, acumen, high professional and personal ethics, familiarity with our business and the time and ability to make a constructive contribution to our Board. The Nominating and Corporate Governance Committee believes it would be desirable for new candidates to contribute to the variety of viewpoints on the Board, which may be enhanced by a mix of different professional backgrounds and experiences.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee considers and reviews all candidates in the same manner regardless of the source of the recommendation. Our amended and restated by-laws provide that any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to our Board, if such stockholder complies with the applicable notice procedures, which are discussed on page 52 of this proxy statement.

Board Self-Evaluation Process
Pursuant to New York Stock Exchange requirements, the Board’s Corporate Governance Guidelines and the charters of each of the Board’s committees, the Board and each of its committees are required to conduct self-evaluations of their performance. The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance. These self-evaluations, which are conducted annually, are intended to facilitate a candid assessment and discussion by the Board and each committee of its effectiveness as a group in fulfilling its responsibilities, evaluating its performance and identifying areas for improvement. Each director is expected to participate and provide feedback on a range of topics, including: the Board and committee agendas; meetings; practices and dynamics; Board refreshment; committee structure, membership and leadership; the flow of information to and from the Board and its committees; management succession planning; and shareholder engagement.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines to align the interests of our directors and executive officers with those of our shareholders. The guidelines provide that (a) non-employee directors should each own MediaAlpha stock with a value of at least five times the annual cash retainer for non-employee directors, excluding any additional retainer based on committee memberships or chairships, (b) our Chief Executive Officer and Chief Technology Officer should each own MediaAlpha stock with a value of at least six times his annual base salary, (c) our Chief Financial Officer should own MediaAlpha stock with a value of at least three times his annual base salary, and (d) other executive officers should each own MediaAlpha stock with a value of at least two times his or her annual base salary. The guidelines further provide that each such director or executive officer must retain 75% of all shares of MediaAlpha stock acquired from the exercise or settlement of equity awards (calculated on an after-tax basis and disregarding any shares of MediaAlpha stock surrendered or sold to cover any applicable exercise price or tax obligation) until such executive has satisfied the requirements of the guidelines.
Corporate Responsibility
Environmental, Social and Governance
We are committed to growing our business in a sustainable and socially responsible manner. We are currently pursuing an initiative to assess our environmental, social and governance (“ESG”) related practices and disclosures, to identify ESG priorities that align with this commitment and our business strategy, and to develop and implement action plans to advance our practices in these important areas. We are also committed to transparency, and intend to align our disclosures and objectives with leading ESG reporting frameworks.
Diversity, Equity and Inclusion
We are committed to fostering, cultivating, and maintaining a culture of diversity, equity and inclusion. Our philosophy and actions are built on the premise that as an employer and citizens of our communities, we can create opportunities for lasting change. We take a multi-tiered approach to our diversity, equity and inclusion (“DEI”) practices. We continue to expand our recruiting efforts through employer partnerships and targeted events to diversify our candidate pipeline. Our employee benefits package is tailored to meet a variety of our employees’ needs, including a generous parental leave, open paid time-off, and a charitable giving program for employees to support causes and organizations that have special meaning to them. During the COVID-19 pandemic, we have offered employees the flexibility they need to balance their personal and work lives, and have provided resources and support in order to work as productively, independently, and innovatively as possible. Our core values speak to the importance of individuality, transparency, and challenging ourselves to actively learn and grow together. We will be offering discussion sessions and foundational DEI training to further promote awareness and acceptance. As we look ahead, we will continue to assess our company practices with the intent of creating sustainable programs over the long-term, recognizing the importance of prioritizing progress over perfection.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics (the “Code of Ethics”), which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available upon written request to our Corporate Secretary or on our website at www.mediaalpha.com. If we amend or grant any waiver from a provision of our Code of Ethics that applies to any of our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law.
Insider Trading Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale or other disposition of the Company’s securities by directors, officers, employees and certain of their related persons in order to promote compliance with insider trading laws, rules and regulations. In general, the Insider Trading Policy prohibits trading in Company securities, or in the securities of any other company, by the Company’s directors, officers, employees and certain of their related persons at any time when they are in possession of material nonpublic information regarding the issuer of such securities. The Insider Trading Policy also prohibits disclosing or giving material nonpublic information to others who may trade on the basis of that information or to advise others how to trade while in possession of material nonpublic information. The Insider Trading Policy also imposes quarterly trading blackout periods which commence on the 15th day of the third month of each fiscal quarter and expire at the beginning of the first day that follows a full day of trading after the release of the Company’s financial results for such period. To help prevent violations of insider trading rules, the

Insider Trading Policy also requires all directors, executive officers and other designated employees to pre-clear all transactions in Company securities (and the adoption, amendment or termination of any 10b5-1 trading plan) with the Company’s general counsel.
Under the Insider Trading Policy, no director, officer or employee may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities at any time. The Insider Trading Policy also prohibits other hedging transactions without the prior approval of the Company's general counsel, and prohibits any pledge of Company securities by any director, officer or employee without the prior approval of the Audit Committee. None of our directors or executives have engaged in any hedging transactions with respect to our stock and none of our directors or executives have engaged in any pledging transactions with respect to our stock.

Director Compensation for Fiscal Year 2023
The following table summarizes the compensation earned by, or awarded or paid to, those directors who, for the fiscal year ended December 31, 2023, were compensated for their service as directors. None of the other directors (i.e., those not listed in the table) earned, were awarded or were paid any compensation from us for the fiscal year ended December 31, 2023, for their service as directors.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)
Venmal (Raji) Arasu	57,500	170,398	227,898
Lara Sweet	67,500	170,398	237,898
Kathy Vrabeck	95,000	170,398	265,398
(1)    Reflects the cash retainers paid to such director for service on our Board and committees during 2023.
(2)    Represents the aggregate grant date fair value of the annual RSU award granted on May 19, 2023, computed in accordance with Accounting Standards Codification Topic 718 as issued by the Financial Accounting Standards Board (“ASC Topic
718”). Each award was for 25,547 RSUs, with a grant date value of $170,398, and will vest in full on the earlier of (a) the one-year anniversary of the date of grant and (b) the date of the Company’s 2024 Annual Meeting of Stockholders, subject to continued service through the applicable vesting date. The aggregate number of RSUs outstanding at 2023 fiscal year end for each such director was 25,547.
Under the Company’s director compensation policy, each non-employee director is entitled to:
•    an annual cash retainer of $40,000, payable quarterly in arrears;
•    annual equity-based compensation of $175,000 in the form of RSUs, subject to the terms described below; and
•    for new non-employee directors who join our Board of Directors, an initial, one-time equity award of $300,000 in the form of RSUs, granted as of the time of their appointment, which vest quarterly over three years following the date of grant, subject to continued service through the applicable vesting date.
Annual equity awards will be granted to each director as of the date of each annual stockholder meeting, prospectively for the year of service following the annual stockholder meeting. The number of RSUs granted is determined by dividing $175,000 by the average closing price of a share of the Company’s Class A common stock for the twenty (20) trading day period ended on the Friday immediately preceding the grant date of such award, and such awards vest in full on the earlier of (x) the one-year anniversary of the grant date and (y) the following year’s annual stockholder meeting, subject to continued service. Any non-employee director who joins our Board of Directors mid-year will receive prorated annual cash retainers during the director’s first year of service.
In addition, our director compensation policy provides for annual retainers for the chairperson of our Board of Directors, lead independent director (if applicable), committee chairs and committee members, in the following amounts:
•    $25,000 for the chair;
•    $20,000 for the lead independent director (if not the chair);
•    $20,000 for the chair of our Audit Committee;
•    $15,000 for the chair of our Compensation Committee;
•    $10,000 for the chair of our Nominating and Corporate Governance Committee;
•    $10,000 for each member of the Audit Committee, other than the chair;
•    $7,500 for each member of the Compensation Committee, other than the chair; and
•    $5,000 for each member of the Nominating and Corporate Governance Committee, other than the chair.
Members of our Board of Directors who are representatives of White Mountains and Insignia have each agreed, subject to annual confirmation and provided that the Company remains a controlled company, to waive fees that would have been due to them under our director compensation policy in respect of their services on our Board of Directors and committees.

PROPOSAL 2: APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION
The Board has unanimously approved and declared advisable, and recommends that our shareholders adopt, a proposed amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.
Article IX, Section 9.01 of our Amended and Restated Certificate of Incorporation currently includes a provision, authorized under the DGCL, that eliminates the personal liability of Directors for monetary damages for breach of fiduciary duty as a Director to the fullest extent permitted by the DGCL.
Prior to 2022, the DGCL did not allow for similar elimination or limitation of officers’ personal liability. As a result, shareholder plaintiffs employed tactics of bringing certain claims against individual officers when such claims would otherwise be exculpated and dismissed if brought against directors. However, the State of Delaware, which is the Company’s state of incorporation, recently amended Section 102(b)(7) of the DGCL to enable Delaware companies to limit the personal liability of certain of their officers in limited circumstances (the “Section 102(b)(7) Amendment”). The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for shareholders.
The Board believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges in an evolving macroeconomic and regulatory environment, without the benefit of hindsight. The Board believes that exculpation provisions empower both directors and officers to exercise their best judgment in furtherance of shareholder interests. In addition, adopting an exculpation provision that aligns with Delaware law could prevent costly and protracted litigation that distracts our officers from important operational and strategic matters.
The Board also expects that exculpation clauses applicable to officers could become widely used by public corporations, including our peers, and that failing to adopt the Section 102(b)(7) Amendment could negatively impact our ability to recruit and retain exceptional officer candidates who value the protection from potential exposure to liabilities, costs of defense, and other risks of proceedings that would be afforded by protection similar to that afforded by the Section 102(b)(7) Amendment. Additionally, the Section 102(b)(7) Amendment will align the protections for our officers with those protections already afforded to our Directors.
In light of the Section 102(b)(7) Amendment, we propose to amend our Amended and Restated Certificate of Incorporation to add a provision exculpating certain of the Company’s officers from liability, as permitted by Delaware law, similar to the protections currently available for Directors of the Company in our current Amended and Restated Certificate of Incorporation. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by shareholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between shareholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf. For these reasons, our Board has determined that it is in the best interests of the Company and its shareholders to seek to update the exculpation provision.
Proposed Amendment
If approved, the Section 102(b)(7) Amendment would modify our Amended and Restated Certificate of Incorporation by amending the first paragraph of Article IX, Section 9.01 to read as follows, with the changes from our current Amended and Restated Certificate of Incorporation marked in bold typeface:
“Section 9.01. Limitation of Liability of Directors and Officers. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors or officers, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable. To the fullest extent permitted by law, for purposes of this Section 9.01, “fiduciary duty as a director or an officer” shall include, without limitation, any fiduciary duty arising from serving at the Corporation’s request as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, organization, employee benefit plan or other legal entity or enterprise. No amendment or repeal of this Section 9.01 shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal."
Set forth in Appendix A to this Proxy Statement is a form of the proposed Certificate of Amendment that would be adopted should this Proposal 2 be approved by shareholders at the 2024 Annual Meeting. If shareholders approve this Proposal 2, the changes described in this Proposal 2 will become legally effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur shortly following the 2024 Annual Meeting. However, even if shareholders approve this

Proposal 2, the Board may, in its sole discretion, abandon this amendment to reflect new Delaware law provisions regarding officer exculpation without further shareholder action prior to the effectiveness of the filing of the Certificate of Amendment relating to such amendment and, if abandoned, this amendment to reflect new Delaware law provisions regarding officer exculpation will not become effective. If shareholders do not approve this Proposal 2, the changes described in this Proposal 2 will not be made and the Section 102(b)(7) Amendment described in this Proposal 2 will not take effect.
The Board unanimously recommends a vote FOR the approval of the amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation, as described above.

PROPOSAL 3: RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification at the Annual Meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. PricewaterhouseCoopers LLP has served as our auditor since 2017 and is considered by our management to be well-qualified. PricewaterhouseCoopers LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.
A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement at the Annual Meeting if he or she so desires and will be available to respond to appropriate questions submitted by stockholders.
A majority of all of the votes cast at the Annual Meeting at which a quorum is present in person or represented by proxy is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will have no effect on this proposal.
The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
Fee Disclosure
The following is a summary of the fees billed by PricewaterhouseCoopers LLP for professional services rendered for us for the fiscal years ended December 31, 2023 and 2022:

	2023	2022
Audit Fees	$2,189,925	$2,952,514
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	15,400	5,400
Total	$2,205,325	$2,957,914
Audit Fees
“Audit Fees” include fees billed for professional services rendered in connection with the integrated audit of our annual consolidated financial statements, performance of interim reviews of our quarterly consolidated financial statements, issuances of consents, and similar matters. Audit Fees for fiscal year 2022 also include services incurred in connection with the acquisition of Customer Helper Team, LLC.

Audit-Related Fees
“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, and are not reported under “Audit Fees”. There were no Audit-Related Fees incurred in fiscal 2023 or 2022.
Tax Fees
“Tax Fees” consist of fees and related expenses for professional services for domestic and international tax advisory and compliance services. There were no Tax Fees incurred in fiscal 2023 or 2022.
All Other Fees
“All Other Fees” consist of fees and related expenses for products and services other than services described above, including fees to the independent registered public accounting firm or its affiliates for annual subscriptions to online accounting research software applications and data. Other fees for fiscal year 2023 also includes executive summary and observations related to SOC2 workshop.

Our Audit Committee considers whether the provision by PricewaterhouseCoopers LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining PricewaterhouseCoopers LLP’s independence from both management and the Company.
Audit Committee Pre-Approval Policies and Procedures
Consistent with SEC rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by our independent registered public accounting firm. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise that make it necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval prior to engagement. All audit and audit-related services provided by PricewaterhouseCoopers LLP during 2022 and 2023 were approved by the Audit Committee pursuant to this policy.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee reviewed and discussed the services, in addition to audit services, rendered by PricewaterhouseCoopers LLP during 2023, as well as the fees paid therefor, and has determined that the provision of such other services by PricewaterhouseCoopers LLP, and the fees paid therefor, were compatible with maintaining PricewaterhouseCoopers LLP’s independence.

AUDIT COMMITTEE REPORT
The information contained in this audit committee report shall not be deemed to be (a) “soliciting material,” (b) “filed” with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, (c) subject to Regulations 14A or 14C of the Exchange Act, or (d) subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act, that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
The undersigned members of the Audit Committee of the Board submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2023 as follows:
1.    the Audit Committee has reviewed and discussed with management the audited financial statements of MediaAlpha, Inc. and its subsidiaries for the fiscal year ended December 31, 2023, and PricewaterhouseCoopers LLP’s evaluation of the company’s internal control over financial reporting;
2.    the Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters required to be discussed with them by Auditing Standard No. 16, “Communications with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board; and
3.    the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Submitted by our Audit Committee
Lara Sweet (Chair)
Venmal (Raji) Arasu
Kathy Vrabeck

EXECUTIVE OFFICERS
The following table sets forth information as of the date hereof regarding individuals who serve as our executive officers:

Name	Age	Position
Steven Yi	53	Chief Executive Officer, President, and Co-Founder
Eugene Nonko	43	Chief Technology Officer and Co-Founder
Patrick Thompson	45	Chief Financial Officer and Treasurer
Jeffrey Coyne	57	General Counsel and Secretary
The biographies of Steven Yi and Eugene Nonko are presented on pages 6 and 8. The biographies of our other executive officers are set forth below.
Patrick Thompson has served as the Chief Financial Officer of the Company since December 2021. Prior to joining the Company, Mr. Thompson served at Expedia Group, Inc., a global online travel company, in various senior financial roles, including as Chief Financial Officer, Retail from March 2021 to November 2021, as Interim Head, Investor Relations from January 2021 to November 2021, as Senior Vice President, Corporate Finance from 2019 to 2021, as Vice President, Corporate Financial Planning & Analysis from 2018 to 2019, as Vice President, Strategy and Analytics, Expedia Partner Solutions from 2016 to 2018, and as Vice President, Corporate Development from 2015 to 2016. Prior to joining Expedia, Mr. Thompson served as a management consultant at Bain & Company, Inc., a leading management consulting firm, and as an associate at Bain Capital LP, a global alternative investment firm. Mr. Thompson received his B.A. in Physics and Mathematics from Bowdoin College and his M.B.A. from the Tuck School of Business.
Jeffrey Coyne has served as General Counsel and Secretary of the Company since May 2021. Prior to joining the Company, Mr. Coyne served as Executive Vice President, General Counsel and Secretary of Veritone, Inc. a leading provider of artificial intelligence (AI) technology and solutions, from 2016 to 2021. Mr. Coyne served as Senior Vice President, General Counsel and Corporate Secretary of Newport Corporation, a global supplier of advanced technology products that was acquired by MKS Instruments, Inc., from 2004 to 2016, and served as Vice President, General Counsel and Corporate Secretary of Newport Corporation from 2001 to 2004. Prior to that, Mr. Coyne was a partner in the Corporate and Securities Law Department of Stradling Yocca Carlson & Rauth, a technology-focused law firm. Mr. Coyne received his undergraduate degree in Economics from Duke University and his J.D. from the University of Southern California Law Center.
Family Relationships
There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis describes our executive compensation philosophy, process, objectives and the elements of our compensation program for our “named executive officers” (“NEOs”) for fiscal 2023, and provides the context for understanding and evaluating the compensation information contained in the tables and related disclosures that follow. For fiscal 2023, our NEOs consisted of (a) our principal executive officer, (b) our principal financial officer, and (c) the two other individuals who were serving as executive officers at the end of fiscal 2023, as listed in the table below.

Name	Position
Steven Yi	Chief Executive Officer, President, and Co-Founder
Eugene Nonko	Chief Technology Officer and Co-Founder
Patrick Thompson	Chief Financial Officer and Treasurer
Jeffrey Coyne	General Counsel and Secretary
Compensation Philosophy and Objectives
Our executive compensation program is designed to (i) attract, retain and motivate top-level talent who possess the skills and leadership necessary to grow our business, (ii) provide compensation packages that are competitive with market practice and drive and reward the achievement of our business objectives, (iii) closely align the interests of our NEOs with those of our stockholders by linking pay to performance to produce sustainable, long-term value growth for our stockholders and (iv) utilize a balance of short-term and long-term incentives that serve as meaningful inputs to value creation and reward outperformance.
At the core of our compensation philosophy, we aim to provide a compensation package to each of our NEOs that emphasizes pay-for-performance, and that is both externally competitive to the market and internally equitable within our organization. We believe that a performance-based culture is critical to our growth and success, and our compensation program is designed to foster these core beliefs.
Our executive compensation program design includes a mix of three key compensation elements—(i) base salary, (ii) short-term cash incentive awards and (iii) long-term equity incentive awards. In determining the amount of each compensation element awarded to our NEOs, our Compensation Committee looks at each NEO’s overall compensation package, as well as the amount of each compensation element for the NEO, to determine whether such amounts and the overall mix of elements for the NEO’s role further the principles and objectives of our executive compensation program.
Consistent with our pay-for-performance philosophy, and to ensure our NEOs’ interests are closely aligned with those of our stockholders, a substantial portion of our NEOs’ compensation is awarded in the form of variable, “at-risk” short-term and long-term incentive awards:
•93% of 2023 target total compensation for our Chief Executive Officer and Chief Technology Officer (our Co-Founders) was comprised of at-risk compensation elements (i.e., salary paid in equity and short-term and long-term incentive awards); and
•On average, 85% of 2023 target total compensation for our other NEOs was comprised of at-risk compensation elements (i.e., short-term and long-term incentive awards).

The short-term incentive awards are earned based on the achievement of rigorous financial top-line and profitability performance goals set by the Compensation Committee in the first quarter of each year. The long-term incentives are granted in the form of equity incentive awards, the realized value of which bears a direct relationship to our stock price.
The Compensation Committee periodically reviews and analyzes market trends and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. While the Compensation Committee considers a multitude of factors in its deliberations, it places no formal weighting on any one factor. As we continue to transition from a newly public company to a more mature public company, the Compensation Committee will evaluate our executive compensation program to ensure that it continues to align with our compensation philosophy and objectives and helps to drive the future growth of the Company. This evaluation includes an ongoing review of whether the Company should tie the vesting of all or a portion of long-term incentive awards to the achievement of financial and/or shareholder value goals set by the Compensation Committee.
Fiscal 2023 Business Performance
Fiscal 2023 was another challenging year for our business, as we continued to manage through the cyclical downturn in the property and casualty ("P&C") insurance carriers that began in late 2021. P&C insurance carriers continued to experience significant underwriting profitability concerns in 2023 due to historically high levels of inflation in automobile claims costs, leading them to reduce their customer acquisition spending on our platform as they sought regulatory approval to increase their premium rates. While a major P&C carrier increased their spending on our platform significantly in January 2023, leading us to expect a broad-based recovery in our Transaction Value to occur during the year, that carrier reduced their spending dramatically in March 2023 due to renewed profitability concerns, and made additional reductions over the course of the year. As a result, our Transaction Value from the P&C insurance vertical declined 31% year over year to $277.6 million (compared with $399.9 million in 2022 and $655.6 million in 2021), and our total Transaction Value declined by 20% year over year to $593.4 million (compared with $737.5 million in 2022 and $1,019.0 million in 2021). Despite the significant decline in Transaction Value, we were able to improve our profitability. We recorded a net loss for fiscal 2023 of $56.6 million (compared with a net loss of $72.4 million for fiscal 2022), and our Adjusted EBITDA1 increased by 19% year over year to $27.1 million. Despite the challenging business conditions in our primary markets, we had some positive highlights during the year, including:
•     grew Adjusted EBITDA year over year and delivered positive free cash flow despite the 20% year-over-year decline in our Transaction Value, underscoring our operating expense discipline and the efficiency of our operating model;
•     delivered growth in Transaction Value from our Health vertical despite regulatory headwinds impacting our Medicare business;
•     enhanced our cybersecurity and privacy controls and processes, and launched an initiative to obtain a SOC2 Type 2 Report; and
•     continued to enhance our internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act.
Executive Compensation Practices
Our executive compensation program incorporates the following corporate governance best practices, which are designed to protect the interests of our stockholders and are consistent with high standards of risk management. As we continue to transition from a newly public company to a more mature public company, we will continue to evaluate our compensation program relative to our market peers.

What We Do	What We Don’t Do
Pay-for-Performance Philosophy. We align pay and performance by awarding a substantial portion of the compensation paid to our executives in the form of variable, “at-risk” performance-based compensation linked to achievement of rigorous performance goals.
No Guaranteed Bonuses. Our annual bonus plans are performance-based and generally do not include any guaranteed minimum payment levels.
Maintain an Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors with extensive industry experience.	No “Single-Trigger” Change of Control Arrangements. Following our IPO, we do not provide for “single-trigger” acceleration of compensation or benefits solely upon a change of control for our NEOs.

Maintain an Independent Compensation Committee Advisor. The Compensation Committee engages its own independent compensation consultant.	No Excise Tax “Gross-Ups”. We do not provide any “gross-ups” for excise taxes that our employees might owe as a result of the application of Sections 280G or 4999 of the IRC.

Conduct Annual Compensation Review. The Compensation Committee conducts a review at least annually of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.
No Material Perquisites. We do not provide material perquisites or other material personal benefits to our NEOs or directors.

Perform Annual Compensation-Related Risk Assessment. We have strong risk and control policies, we take risk management into account in making executive compensation decisions, and we conduct an annual risk assessment of our executive and broad-based compensation programs to promote prudent risk management.
No Executive Pensions. We do not offer any executive pension plans.
Executive Compensation Process
Role of the Compensation Committee
The Compensation Committee establishes our overall compensation philosophy and objectives, and is responsible for establishing, overseeing and evaluating our executive compensation program. The Compensation Committee is comprised entirely of independent directors and operates under a written charter adopted and reviewed annually by our Board. The Compensation Committee reviews and assesses whether our executive compensation program aligns with our compensation philosophy and objectives, and approves the specific compensation of our NEOs, typically during the first quarter of our fiscal year. The Compensation Committee has not delegated any of its authority with respect to the compensation of our executive officers.

1 A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, is included in Appendix B to this Proxy Statement.

Role of Management
The Compensation Committee consults with members of our management team, including our Chief Executive Officer (“CEO”) and our people operations, finance and legal professionals, when making compensation decisions. Our CEO works closely with the Compensation Committee and provides the Compensation Committee with performance assessments and compensation recommendations for each NEO other than himself, based on each NEO’s level of performance and corporate performance, retention risk and taking into consideration market practices. While the Compensation Committee considers our CEO’s recommendations, the Compensation Committee ultimately uses its own business judgment and experience in approving individual compensation elements and the amount of each element for our NEOs.
Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any such advisor and has sole authority to approve all such advisors’ fees and other retention terms.
Pursuant to this authority, for fiscal 2023, the Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”) to provide independent advice on matters relating to our executive compensation program, including information regarding competitive market practices, assessments and trends and advice relating to the design and structure of our executive compensation program. ClearBridge also updates the Compensation Committee on corporate governance and regulatory issues and developments. A representative of ClearBridge attends meetings of the Compensation Committee as requested. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. ClearBridge has not provided any other services to us and has received no compensation other than with respect to the services described below.
The Compensation Committee has evaluated ClearBridge’s independence by considering the requirements adopted by the NYSE and the SEC, and has determined that its relationship with ClearBridge does not raise any conflict of interest.
Peer Group
For purposes of comparing our executive compensation program against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a specified group of peer companies. For 2023, the Compensation Committee, with the assistance of ClearBridge, reviewed and updated our compensation peer group to account for acquisitions of certain peer companies and changes in the market capitalization and/or revenue levels of certain peer companies.
The companies in this compensation peer group were selected on the basis of their similarity to us in terms of industry and financial characteristics, as determined using the following criteria:
•    similar size, as measured by revenue and market capitalization;

•    similar industry, business model and/or services;
•    headquartered in the United States and traded on a major stock exchange; and
•    preference for high annual revenue growth companies.

As a result, the Compensation Committee approved a revised compensation peer group for purposes of understanding the competitive market for executive talent to help inform the Compensation Committee's fiscal 2023 compensation decisions:

Fiscal 2023 Peer Group Companies

Cardlytics	LiveRamp Holdings	QuinStreet
CarGurus	Magnite	Quotient Technology
Cars.com	NerdWallet	Tripadvisor
Eventbrite	Porch Group	Yelp
EverQuote	PROS Holdings	ZipRecruiter
LendingTree	Pubmatic
At the time the Fiscal 2023 Peer Group Companies were approved, the Company generally approximated the peer group median for the size criteria considered (e.g., revenue and market capitalization).

Compensation-Setting Process and Competitive Positioning
When determining recommendations for our NEOs’ fiscal 2023 compensation levels, the Compensation Committee reviewed base salary, target annual incentive compensation opportunity, target total cash compensation (i.e., base salary plus target incentive opportunity), annual long-term incentive, and total direct compensation values for our NEOs and those of similarly situated executives of our compensation peer group. ClearBridge provided data at the 25th, 50th, and 75th percentiles of the peer group for such compensation, which our Compensation Committee used as a reference. In addition, in connection with its assessment of annual long-term incentives to be granted to our NEOs, the Compensation Committee reviewed the overall retentive value of our NEOs’ existing unvested equity incentive awards. The Compensation Committee considers such data relevant to, but not determinative of, its consideration of overall executive compensation matters. The Compensation Committee does not benchmark any compensation element to a specific percentile, and the Compensation Committee instead establishes our NEOs’ compensation at levels it deems appropriate after considering other factors, including the Compensation Committee's assessment of each of our NEOs’ performance and contributions, our short-term and long-term objectives, retention considerations, prevailing market conditions, and the recommendations provided by our CEO with respect to the compensation of our other executive officers. The Compensation Committee believes that it is appropriate for the compensation levels for our co-Founders to be at the same level given the criticality of both roles to the future success of the Company.

Analysis of Fiscal 2023 Compensation
Compensation Elements
Our executive compensation program is comprised of the following primary components:
•    base salary;
•    annual incentive bonus program; and
•    long-term equity compensation.
Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program in order to attract and retain top performing senior executives, including our NEOs. Base salaries provide a fixed source of compensation to our NEOs, allowing them a modest degree of certainty relative to the significant portion of their compensation that is based on performance or dependent on our stock price. Base salaries for our NEOs are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable internally across our executive team.
The Compensation Committee reviews the base salaries of our NEOs annually and makes adjustments to base salaries as it determines to be necessary or appropriate. To the extent base salaries are adjusted, the amount of any such adjustment would reflect a review of competitive market data, consideration of relative levels of pay internally, individual performance of the executive, and any other circumstances that the Compensation Committee determines are relevant.
In February 2023, the Compensation Committee reviewed the base salaries of our CEO and our other NEOs, taking into consideration a competitive market analysis performed by ClearBridge, which included a review of the market data of the compensation peer group for our executive officer positions and an evaluation of how the compensation we pay our executive officers compares both to our performance and to our peers. The Compensation Committee also considered the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described under "Executive Compensation Process - Compensation-Setting Process and Competitive Positioning" above. Based on this review, the Compensation Committee approved increases in the annual base salaries of Messrs. Thompson and Coyne for fiscal 2023, and did not make any other changes to the salaries of Messrs. Yi or Nonko, as set forth in the table below.

Name	2022 Base Salary	2023 Base Salary	Percentage Increase
Steven Yi	$550,000	$550,000	—%
Eugene Nonko	$550,000	$550,000	—%
Patrick Thompson	$450,000	$480,000	7%
Jeffrey Coyne	$385,000	$400,000	4%
On July 29, 2023, the Compensation Committee approved amendments to the Amended and Restated Employment Agreements with Messrs. Yi and Nonko, which provide that, for base salary earned on and after September 15, 2023, the Company will pay each such executive a portion of his base salary in the form of cash. This cash amount will equal the greater of (i) $70,000 per year and (ii) the minimum annual salary required for the executive to qualify as an exempt employee. The amendments further provide that the remaining portion of each such executive’s base salary will be paid to the executive in the form of a restricted stock unit award covering shares of the Company’s Class A common stock (each, a “Salary RSU Award”). Each Salary RSU Award will vest in full on the three (3) month anniversary of its grant date, subject to the executive’s continued employment. The number of shares covered by each Salary RSU Award will be based on the average closing price of a share of the Company’s Class A common stock for the twenty (20) trading day period ending on the Friday immediately preceding such Salary RSU Award’s grant date (and, if such Friday is not a business day, the business day immediately preceding such Friday). In the event of a termination of any such executive’s employment with the Company for any reason, a prorated portion of the executive’s then outstanding and unvested Salary RSU Award will vest. Such prorated portion will be based on the number of days of the executive’s employment prior to and including such termination, and any portion of the executive’s Salary RSU Award that remains unvested thereafter will be forfeited. Salary RSU Awards will not be subject to any other vesting acceleration. Accordingly, on September 15, 2023, in lieu of salary for the period from September 15, 2023 through December 14, 2023, the Company granted each of Messrs. Yi and Nonko Salary RSU Awards consisting of 14,100 RSUs, which awards vested in full on December 15, 2023, and on December 15, 2023, in lieu of salary for the period from December

15, 2023 through March 14, 2024, the Company granted each of Messrs. Yi and Nonko Salary RSU Awards consisting of 12,150 RSUs, which awards vested in full on March 15, 2024.

Annual Incentive Bonus Plan
We use incentive bonus programs to motivate our NEOs to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other key goals and initiatives. These incentive bonuses are generally tied to the achievement of rigorous top-line and/or profitability goals, as those are the key metrics that the Compensation Committee believes will ultimately drive the creation of long-term shareholder value. Consistent with our executive compensation philosophy, these incentive bonus awards are intended to offer market competitive incentive opportunities to our NEOs. In late 2022 and early 2023, the Compensation Committee undertook a process, in consultation with ClearBridge, to develop a new incentive compensation plan for our NEOs for 2023. As part of this effort, the Compensation Committee reviewed incentive compensation plan structures and practices among the peer companies, and discussed how different plan structures would align with the Company's compensation philosophy and strategic goals.
As a result of this process, the Compensation Committee developed and approved an incentive plan structure for the NEOs, which is tied to achievement of rigorous financial goals approved by the Compensation Committee at the beginning of the year. For fiscal 2023, each NEO had a specified target bonus opportunity under such plan equal to a specified percentage of his annual base salary. Payouts under such plan (calculated as a percentage of the target payout) are determined by the Compensation Committee in the first quarter of the following year, following completion of the audit of the Company’s financial statements for the completed fiscal year.
Target Incentives. In February 2023, the Compensation Committee conducted an assessment of the target bonus opportunities of our CEO and our other NEOs, in consultation with ClearBridge, and reviewed market data, relative levels of responsibility across the Company, tenure, and other relevant factors. Based on such assessment, the Compensation Committee established the following target cash incentives for such NEOs for fiscal 2023:

Name	Target Incentive (as % of Base Salary)	Target Incentive ($)
Steven Yi	100%	$550,000
Eugene Nonko	100%	$550,000
Patrick Thompson	75%	$360,000
Jeff Coyne	50%	$200,000
Measures and Targets Under 2023 Incentive Bonus Plan. The financial performance measures for each NEO, and their relative weighting, are selected by the Compensation Committee each year based on our corporate goals for that year and the Board’s priorities. The Compensation Committee generally seeks to balance top-line and profitability measures, so as to reward overall performance and not overemphasize any single area of focus. Management provides recommendations to the Compensation Committee with respect to the financial performance measures and their relative weighting, but the Compensation Committee makes all final determinations with respect to the performance measures and relative weightings. In the first quarter of 2023, the Compensation Committee determined that the incentive bonus plan for the NEOs for 2023 would be based on the same performance measures and relative weightings as in 2022, namely, achievement of two financial measures: Transaction Value and Adjusted EBITDA, with 50% of each NEO's target bonus tied to each such financial measure. The Compensation Committee believes that these financial measures are among the most important measures of management’s performance in achieving the Board's goal of profitable growth, which it views as among the most important drivers of stockholder value.
For fiscal 2023, the Compensation Committee conditioned payment of the target incentives tied to each financial measure on achievement of the level for such measure set forth in our 2023 annual operating plan, and set minimum and maximum levels for each such measure, corresponding to achievement of 80% and 120%, respectively, of the target level for such measure. Achievement of the minimum level for a measure would result in a payout of 50% of the target incentive amount tied to that financial measure, and achievement of the maximum level for such measure would result in a payout of 150% of the target incentive for such measure. The plan provides that payouts are prorated on a straight-line basis in the event of achievement between the minimum and target levels, or between the target and maximum levels, for the applicable financial measure. The minimum, target and maximum levels for each financial measure for fiscal 2023 are set forth below:

Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
2023 Transaction Value	$672.7 million	$840.9 million	$1,009.1 million
2023 Adjusted EBITDA	$29.5 million	$36.9 million	$44.3 million

Performance-Based RSUs in Lieu of Incentive Bonus Plan. Pursuant to the amendments to the Company’s employment agreements with Messrs. Yi and Nonko entered into in March 2022, in lieu of their annual incentive bonuses, such executives are granted performance-based RSUs ("PRSUs") with vesting provisions and targets that mirror the terms of the annual cash incentive bonus program approved by the Compensation Committee for the other NEOs. Accordingly, for fiscal 2023, the Company granted to each of our CEO and our Chief Technology Officer ("CTO") 37,350 PRSUs, representing the target amount of the executive’s annual cash incentive divided by the average closing price of the Company’s Class A common stock for the 20 trading day period ended as of the

Friday preceding the grant date (rounded up to the nearest 50 shares). Such PRSUs vest based on the achievement of the performance measures set by the Compensation Committee for the 2023 incentive bonus plan, and the resulting value earned, which amount would be divided by the average closing price of the Company's Class A common stock for the 20 trading day period ended as of the Friday preceding the Compensation Committee's determination of the achievement of such performance measures to determine the number of PRSUs to be vested (rounded up to the nearest whole share).

Payouts Under 2023 Incentive Bonus Plan. Following the finalization of the Company’s financial results for fiscal 2023, the Compensation Committee reviewed the Company’s Transaction Value and Adjusted EBITDA performance for fiscal 2023, and the resulting payouts for each financial measure under the incentive bonus plan for fiscal 2023, as set forth below:

Measure	Actual Result	Resulting Payout
2023 Transaction Value	$593.4 million	—%
2023 Adjusted EBITDA	$27.1 million	—%
We did not achieve the threshold level for either of the financial measures established under the incentive program for 2023, and therefore, no incentive bonuses were earned by our NEOs for 2023. In addition, based on such results all of the PRSUs granted to our CEO and CTO in lieu of their participation in our 2023 incentive bonus plan were forfeited.
A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, for the fiscal year ended December 31, 2023, is included in Appendix B to this Proxy Statement.
Long-Term Equity Incentives
We provide long-term incentive compensation to our NEOs through equity-based awards made under our 2020 Omnibus Incentive Plan, typically restricted stock and/or restricted stock units (“RSUs”), which generally vest over multiple years. The Compensation Committee believes that this policy further aligns the interests of the NEOs with those of our stockholders and incentivizes the NEOs to drive sustained, long-term financial performance, while at the same time helping to foster continued retention of our NEOs in a competitive talent market. The Compensation Committee typically grants these equity-based awards to the NEOs in the first quarter of each year, and calculates the number of awards to be granted based on the average closing price of our Class A common stock over the twenty (20) trading day period ended on the Friday immediately preceding the grant date of such awards.
In October 2020, in connection with our IPO, the Board (prior to the creation of the Compensation Committee) approved RSU awards to our CEO and CTO, which awards vest quarterly over a period of three years following the grant date. Accordingly, in early 2021, when the Compensation Committee was considering the compensation of such NEOs for fiscal 2021, the Compensation Committee determined that it was appropriate to not make annual equity awards to such NEOs for fiscal 2021.
During 2021, the Compensation Committee approved RSU awards to certain NEOs as part of such NEOs’ new-hire compensation packages, as set forth below. In May 2021, the Compensation Committee approved a new-hire RSU award to Mr. Coyne with a grant date value of $1,318,000 (prorated to his start date based on a March 1 grant cycle), vesting over a four-year period. In November 2021, the Compensation Committee approved a new-hire RSU award to Mr. Thompson with a grant date value of $2,500,000, vesting over a four-year period, and an additional RSU award with a grant date value of $2,750,000, vesting over a two-year period, to partially compensate for vesting of equity awards that Mr. Thompson forfeited by leaving his previous employer.
In March 2023, the Compensation Committee, in consultation with ClearBridge, reviewed the Company's long-term incentive ("LTI") compensation program for our NEOs. As part of this effort, the Compensation Committee reviewed LTI compensation plan structures and practices among the peer companies, and discussed how different LTI plan structures would align with the Company's compensation philosophy and strategic goals. Such review included the types of awards granted, the use of time-based and performance-based vesting, different performance-based vesting structures, and the grant date values of the awards. The Compensation Committee discussed different potential LTI award structures and determined that, due to factors including the volatility of the Company's share price due in part to the limited trading market for the Company's shares, the uncertainty regarding the timing of a recovery on the P&C insurance market, and the resulting difficulty in setting credible long-term performance goals tied to either financial performance or total shareholder return, the Company would continue to grant time-based RSUs for 2023. In addition, the Compensation Committee noted that time-based RSUs still align with long-term shareholder interests in both up and down markets, and that the significant majority of our CEO and our other NEOs’ target compensation in 2023 was granted in RSUs, reinforcing the alignment with shareholder interests and stock price performance. The Compensation Committee will continue to revisit this issue in the future.
The Compensation Committee then reviewed the target annual equity award values of our CEO and our other NEOs, taking into consideration a competitive market analysis performed by ClearBridge, which included a review of the market data of the compensation peer group for our executive officer positions and an evaluation of the market positioning of the target annual equity award values for each position compared with those of comparable positions at the peer companies. The Compensation Committee also considered the current value of the unvested equity held by each NEO and whether such unvested awards provide appropriate level of retention value for such NEO. Based on this review, the Compensation Committee approved the following annual time-based RSU awards to the NEOs for 2023:

Name	Number of Shares (#)
Steven Yi	373,250
Eugene Nonko	373,250
Patrick Thompson	213,750
Jeffrey Coyne	118,750
The RSU grant values reflect an increase versus the 2022 levels for each of our NEOs, based on the factors described above. The increases were intended in part to bring each of our NEOs closer to the competitive market range for long-term incentives and total target compensation as reflected in the peer company data, and also to place additional emphasis on alignment with shareholder interests by shifting a greater proportion of each NEO's total target pay to long-term incentives. Annual long-term incentive awards are evaluated on a case-by-case basis, and increases are not guaranteed. Such RSUs were granted pursuant to the terms of our 2020 Omnibus Incentive Plan and the RSU Award Agreements, and vest in 16 equal quarterly installments commencing May 15, 2023 and ending February 15, 2027, in each case subject to the NEO's continued employment through each vesting date. The vesting of equity awards granted to our NEOs is subject to acceleration under certain circumstances as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.
Generally Available Benefit Programs
Our NEOs are entitled to participate in the various benefit programs we offer to all of our employees, including a medical plan, dental plan, vision plan, life insurance plan, long-term and short-term disability plans. In addition, our NEOs other than Messrs. Nonko and Yi are eligible to participate in our 401(k) plan for employees. For fiscal 2023, each of Messrs. Coyne and Thompson received an employer matching contribution of $13,200 and $11,250, respectively, pursuant to the 401(k) plan.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we only provide perquisites or other personal benefits to our NEOs in limited circumstances, such as where we believe it is appropriate to assist an individual in the performance of his duties, to make our executive team more efficient and effective or for recruitment or retention purposes. All future practices with respect to perquisites or other benefits for our NEOs are subject to review and approval by the Compensation Committee.
Incentive-Based Compensation Recovery Policy
We have an Incentive-Based Compensation Recovery Policy, adopted by the Compensation Committee in August 2023 (the “Recovery Policy”), that, in the event of an accounting restatement, requires reimbursement from a current or former executive officer (as defined in the NYSE rules) of erroneously awarded incentive-based compensation received by them, regardless of any fault or misconduct by the officer. The compensation that may be recovered is the actual incentive-based compensation received by the officer minus the amount the officer would have received had such compensation been determined based on the restated financial statements, calculated on a pre-tax basis. The Recovery Policy applies to incentive-based compensation that is received by the executive officer on or after October 2, 2023 and during the three fiscal years that ended immediately before the Company determines that it is required to restate its financial statements, and that is granted, earned or vested based wholly or in part on the achievement of any financial reporting measure or based on the Company’s stock price.
Our short-term cash incentive plan and our 2020 Omnibus Incentive Plan allow us to recover certain cash incentive bonuses or performance-based equity awards in the event of certain acts of misconduct by award recipients. Such misconduct generally relates to contributing to or failing to take reasonable steps to prevent an accounting restatement due to material noncompliance with financial reporting requirements.
The policies described above are in addition to any policies or recovery rights that are required under other applicable laws, including the Sarbanes-Oxley Act.

Tax and Accounting Considerations
Deductibility of Executive Compensation
In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation paid to any covered employee in excess of $1,000,000 per year. Under Section 162(m) of the Code, the term “covered employee” generally means the chief executive officer, chief financial officer and each NEO whose compensation is required to be reported for the relevant fiscal year. In December 2020, the IRS released final regulations under Section 162(m) of the Code, which among other things, extended the coverage of Section 162(m) of the Code to include compensation paid by a partnership for services performed for it by a covered employee of a corporation that is a partner in the partnership. Our Compensation Committee retains authority to make payments or grant awards under the 2020 Omnibus Incentive Plan or otherwise that are not fully deductible if, in its sole discretion, such payments are necessary to achieve our compensation objectives and to protect stockholder interests.

Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards.
We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including RSUs and PRSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables below, even though the recipient may never realize any value from such awards. For performance units, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.
Compensation Committee Interlocks and Insider Participation
Venmal (Raji) Arasu, Anthony Broglio, Christopher Delehanty, Lara Sweet and Kathy Vrabeck served on our Compensation Committee during 2023. None of the members of our Compensation Committee has at any time been an officer or employee of the Company. Anthony Broglio and Christopher Delehanty were appointed to our Board by Insignia and White Mountains, respectively, pursuant to the provisions of our stockholders’ agreement as described above. Certain transactions involving these parties are described under the heading “Certain Relationships and Related Party Transactions.” During 2023, none of our executive officers served as a member of the board of directors or a compensation committee of any entity for which a member of our Board or Compensation Committee served as an executive officer.

Compensation Risk Assessment
In consultation with management and ClearBridge, our Compensation Committee has assessed our compensation plans, policies and practices for our NEOs and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This risk assessment included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our Compensation Committee conducts this assessment annually.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Compensation Committee of the Board of Directors
Kathy Vrabeck (Chair)
Venmal (Raji) Arasu
Anthony Broglio
Christopher Delehanty
Lara Sweet

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth the total compensation awarded to, or earned by or paid to, each of our NEOs for fiscal years 2021, 2022 and 2023.

Name and principal position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Steven Yi	2023	550,000	—	5,179,192	—	24,503	5,753,695
Chief Executive Officer and President	2022	550,000	—	4,372,938	—	29,078	4,952,016
	2021	550,000	—	41,068	440,000	28,780	1,059,848
Eugene Nonko	2023	550,000	—	5,179,192	—	22,669	5,751,861
Chief Technology Officer	2022	550,000	—	4,372,938	—	26,864	4,949,802
	2021	550,000	—	41,068	440,000	26,610	1,057,678
Patrick Thompson(5)	2023	475,000	—	2,964,713	—	11,250	3,450,963
Chief Financial Officer and Treasurer	2022	450,000	—	—	—	10,250	460,250
	2021	31,950	—	5,105,843	15,671	—	5,135,464
Jeffrey Coyne(6)	2023	397,500	—	1,647,063	—	13,200	2,057,763
General Counsel	2022	383,333	—	1,488,834	—	12,783	1,884,950
	2021	249,750	—	979,289	99,863	4,988	1,333,890

(1)    Salary amounts shown above represent actual salary earned during the year, reported as gross earnings (i.e., gross amounts before taxes and applicable payroll deductions). In addition, with respect to Messrs. Yi and Nonko, salary amounts include (i) $120,000, which represents the salary foregone in lieu of Salary RSU Awards granted on September 15, 2023 for the period September 15, 2023 through December 14, 2023 and (ii) $20,000, which represents the pro-rated portion of the salary foregone in fiscal 2023 in lieu of Salary RSU Awards granted on December 15, 2023 for the period December 15, 2023 through March 14, 2024, which Salary RSU Awards are discussed in greater detail in “Compensation Discussion and Analysis - Analysis of Fiscal 2023 Compensation – Base Salary” above. Since the amount of salary foregone for the period September 15, 2023 through December 14, 2023 exceeds the grant date fair value of the Salary RSU Awards granted on September 15, 2023, the entire salary foregone has been classified as Salary. Since the amount of salary foregone for the period December 15, 2023 through March 14, 2024 is less than the grant date fair value of the Salary RSU Awards granted on December 15, 2023, in accordance with applicable SEC guidance, the pro-rata portion of the salary foregone attributable to fiscal 2023 has been classified as Salary. See the “Grants of Plan-Based Awards in Fiscal 2023” table below for additional details on the Salary RSU Awards granted to Messrs. Yi and Nonko on September 15, 2023 and December 15, 2023.
(2)    Amounts in this column reflect the aggregate grant date fair value of time-vesting RSUs granted in each year, computed in accordance with ASC 718. For 2023, the amounts shown for Messrs, Yi and Nonko does not include the grant date fair value of the PRSUs granted to them in lieu of participation in the 2023 annual cash incentive bonus plan for NEOs. The minimum levels for such performance measures were not achieved, and so such PRSUs did not vest and were forfeited. See additional information regarding such PRSUs under the heading “Compensation Discussion and Analysis - Analysis of Fiscal 2023 Compensation – Annual Incentive Bonus Plan” above. However, in accordance with applicable SEC guidance, the amounts shown for Messrs. Yi and Nonko for 2023 does include, for the period December 15, 2023 through March 14, 2024, the difference between the grant date fair value of the Salary RSU Awards granted on December 15, 2023 and the salary forgone for such period, pro-rated for the portion attributable to fiscal 2023. For 2021, the amounts shown for Messrs. Yi and Nonko consist of the difference between (a) the grant date fair value of the immediately vested RSUs granted to such NEOs in lieu of cash bonuses earned by them, and (b) the cash value of such bonuses. See additional information in footnote 3 below.
(3)    For each NEO, reflects the annual cash bonuses earned under our cash incentive plan for such year, based on the achievement of annual performance goals for such year. Such amounts were earned at 0%, 0%, and 80% of target for 2023, 2022 and 2021, respectively. For 2023 and 2022, Messrs. Yi and Nonko were granted PRSUs in lieu of participation in such plan. See additional information regarding the incentive bonuses paid to our NEOs for 2023 under the heading “Compensation Discussion and Analysis - Analysis of Fiscal 2023 Compensation – Annual Incentive Bonus Plan” above. Such bonuses for each year were paid in the first quarter of the following year. The bonuses payable to Messrs. Yi and Nonko for 2021 were paid by the issuance of a number of immediately vested RSUs determined by dividing the cash amount of the bonus earned by the weighted-average closing price of our common stock for the three-month period prior to the grant date. Amounts in this column are reported as gross earnings (i.e., gross amounts before taxes and applicable payroll deductions).
(4)    Amounts in this column include, for Messrs. Thompson and Coyne for 2023 and 2022 and each NEO for 2021, employer contributions under our 401(k) plan. Amounts reported for fiscal year 2023, 2022, and 2021 for Mr. Yi also include $24,503, $29,078, and $20,230, respectively, and for Mr. Nonko $22,669, $26,864 and $18,060, respectively, as reimbursement for self- employment taxes (including related tax gross-ups).
(5)    Mr. Thompson joined the Company as Chief Financial Officer and Treasurer on December 6, 2021.

(6) Mr. Coyne joined the Company as General Counsel and Secretary on May 3, 2021.

Grants of Plan-Based Awards in Fiscal 2023

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven Yi	—	—	—	—	18,700	37,350	56,000	—	—
	03/15/23	—	—	—	—	—	—	373,250	5,176,978
	09/15/23	—	—	—	—	—	—	14,100	112,377
	12/15/23	—	—	—	—	—	—	12,150	133,286
Eugene Nonko	—	—	—	—	18,700	37,350	56,000	—	—
	03/15/23	—	—	—	—	—	—	373,250	5,176,978
	09/15/23	—	—	—	—	—	—	14,100	112,377
	12/15/23	—	—	—	—	—	—	12,150	133,286
Patrick Thompson	—	180,000	360,000	540,000	—	—	—	—	—
	03/15/23	—	—	—	—	—	—	213,750	2,964,713
Jeffrey Coyne	—	100,000	200,000	300,000	—	—	—	—	—
	03/15/23	—	—	—	—	—	—	118,750	1,647,063
(1)    Reflects the potential payouts to the NEOs under awards granted under our annual cash incentive plan, which is described in more detail in the section entitled “Compensation Discussion and Analysis – Analysis of Fiscal 2023 Compensation – Annual Incentive Bonus Plan” beginning on page 26. The amounts shown as threshold, target and maximum payouts represent 50%, 100% and 150% payouts, respectively, of each NEO’s annual target incentive based on minimum, target and maximum performance levels for the financial performance measures established under such plan for 2023. The minimum levels for such performance measures were not achieved, and so no payouts were made for 2023.
(2)    Reflects the potential vesting of the PRSUs granted in lieu of participation in our annual cash incentive plan, as described in more detail in the section entitled “Compensation Discussion and Analysis – Analysis of Fiscal 2023 Compensation – Annual Incentive Bonus Plan - Performance-Based RSUs in Lieu of Incentive Bonus Plan.” beginning on page 26. The amounts shown as threshold, target and maximum numbers of vested shares represent 50%, 100% and 150% payouts, respectively, of each NEO’s annual target incentive based on minimum, target and maximum performance levels for the financial performance measures established under such plan for 2023. The minimum levels for such performance measures were not achieved, and so such PRSUs did not vest and were forfeited.
(3)    Consists of time-based RSUs awarded to the NEO for 2023 under our 2020 Omnibus Incentive Plan, which are described in more detail under “Compensation Discussion and Analysis.” The annual RSUs granted to our NEOs in March 2023 will vest in equal quarterly installments over a four-year period commencing May 15, 2023 and continuing through February 15, 2027, subject to the NEO's continued service with the Company. The RSU grants made to Messrs. Yi and Nonko on September 15, 2023 and December 15, 2023 in lieu of base salary vested in full on December 15, 2023 and March 15, 2024, respectively, as described in more detail in the section entitled “Compensation Discussion and Analysis – Analysis of Fiscal 2023 Compensation – Base Salary.
(4)    Reflects the grant date fair values of the RSUs awarded to the NEO, which were computed in accordance with ASC 718 based on the closing price of our common stock on the grant date.
Outstanding Equity Awards at 2023 Fiscal Year End
The following table sets forth information regarding outstanding equity compensation awards held as of December 31, 2023 by our NEOs. The Company has not granted any option awards, and accordingly certain columns have been omitted.

Name	Award Type (1)	Number of Shares or Units that Have not Vested (#)(2)	Market Value of Shares or Units that Have not Vested ($)(3)
Steven Yi	RSUs	480,060	5,352,669
Eugene Nonko	RSUs	480,060	5,352,669
Patrick Thompson	RSUs	251,847	2,808,094
Jeffrey Coyne	RSUs	167,139	1,863,600
(1)    Reflects unvested time-vesting RSUs held, directly or indirectly, by each NEO as of December 31, 2023. Excludes the PRSUs granted to Messrs. Yi and Nonko in lieu of participation in our annual cash incentive plan, as the minimum levels for the performance measures were not achieved, and so such PRSUs did not vest and were forfeited.

(2) Amounts shown for Messrs. Yi and Nonko include 12,150 RSUs granted to each of them on December 15, 2023 in lieu of base salary for the period from December 15, 2023 through March 14, 2024, as described in more detail in the section entitled “Compensation Discussion and Analysis – Analysis of Fiscal 2023 Compensation – Base Salary.”
(3)    The values shown are based on $11.15, the closing price of our Class A common stock on December 29, 2023.

Stock Vested in Fiscal 2023
The following table sets forth certain information for each NEO regarding the vesting of stock awards during the fiscal year ended December 31, 2023, including the aggregate value realized upon such exercise or vesting. The Company has not granted any option awards, and accordingly certain columns have been omitted from the table.

Name	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
Steven Yi	769,853	7,532,268
Eugene Nonko	769,853	7,532,268
Patrick Thompson	135,410	1,233,194
Jeffrey Coyne	55,941	500,218
(1)    Reflects the total market value of shares that each NEO was entitled to receive upon the vesting of RSUs during 2023, calculated based on the closing price of our Class A common stock on the vesting date. A portion of the vested shares issued to each of Messrs. Thompson and Coyne was withheld by the Company to cover the tax withholding obligations related to the vesting. Amounts shown for Messrs. Yi and Nonko include 14,100 RSUs granted to each of them on September 15, 2023 in lieu of base salary for the period from September 15, 2023 through December 14, 2023, as described in more detail in the section entitled “Compensation Discussion and Analysis – Analysis of Fiscal 2023 Compensation – Base Salary.” Such RSUs vested in full on December 15, 2023.
Potential Payments Upon Termination or Change of Control
In the event of a qualifying termination of employment and/or the occurrence of a change of control of the Company, certain of our NEOs are entitled to certain payments and benefits under their employment agreements, severance compensation agreements and/or our severance policies. For a detailed summary of these payments and benefits, see the section entitled “Employment and Severance Compensation Agreements” that follows the table below.
Termination Following Change of Control
The table below sets forth information regarding the estimated payments and benefits that each NEO would have received in the hypothetical event that such NEO’s employment had been terminated by us without cause, or such NEO had resigned for “good reason,” as of December 31, 2023, upon a change of control of the Company occurring on that date. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed could be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

Name	Salary-Based Severance Payments ($)(1)	Incentive- Based Severance Payments($)(2)	Stock Awards($)(3)	Continuation of Benefits($)(4)	Total Estimated Payments($)
Steven Yi	825,000	825,000	5,352,669	50,097	7,052,766
Eugene Nonko	825,000	825,000	5,352,669	50,097	7,052,766
Patrick Thompson	720,000	360,000	2,808,094	50,097	3,938,191
Jeffrey Coyne	600,000	200,000	1,863,600	50,091	2,713,691

(1)     Represents payment of an amount equal to 18 months of base salary for each NEO, which would have been payable in a lump sum on the date of termination.
(2)     Represents payment of an amount equal to the target incentive that each NEO would have been entitled to receive for the full year of 2023 based on achievement of 100% of the applicable performance goals (1.5 times the target incentive in the case of Messrs. Yi and Nonko), which would have been payable in a lump sum on the date of termination.
(3)     Represents the aggregate market value of unvested RSUs held by each NEO as of December 31, 2023 based on the closing price of our Class A common stock on December 29, 2023, which was $11.15 per share. Such RSUs would have become immediately vested, and would have been settled by delivery of shares of our Class A common stock.
(4)     Represents an estimate of the total cost of company-paid premiums for continuation of medical, dental, vision and long-term disability benefits for a period of 18 months following the date of termination, calculated based upon the premiums for such benefits in effect as of December 31, 2023. The actual cost of health benefits may vary during the benefits continuation period depending upon the overall premium rates that we would be required to pay under our health benefit programs.

Other Qualifying Terminations
The table below sets forth information regarding the estimated payments and benefits that each NEO would have received in the hypothetical event that such NEO’s employment had been terminated by us without cause, or such NEO had resigned for “good reason,” as of December 31, 2023, in the absence of a change in control of the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed could be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

Name	Salary-Based Severance Payments($)(1)	Incentive- Based Severance Payments($)(2)	Stock Awards($)(3)	Continuation of Benefits($)(4)	Total Estimated Payments($)
Steven Yi	825,000	825,000	2,919,973	50,097	4,620,070
Eugene Nonko	825,000	825,000	2,919,973	50,097	4,620,070
Patrick Thompson	480,000	360,000	—	33,398	873,398
Jeffrey Coyne	400,000	200,000	—	33,394	633,394

(1)     Represents payment of an amount equal to 18 months of base salary for Messrs. Yi and Nonko, and 12 months of base salary for the other NEOs, which would have been payable through salary continuation.
(2)     Represents payment of an amount equal to the target incentive that each NEO would have been entitled to receive for the full year of 2023 based on achievement of 100% of the applicable performance goals, which would have been payable in equal installments over the applicable severance period (or, with respect to Mr. Coyne, when annual bonuses are typically paid to other executives).
(3)     For Messrs. Yi and Nonko, represents the aggregate market value of unvested RSUs that would have vested during the 18-month period following the date of termination based on the closing price of our Class A common stock on December 29, 2023, which was $11.15 per share. Such RSUs would have become immediately vested, and would have been settled by delivery of shares of our common stock.
(4)     Represents an estimate of the total cost of company-paid premiums for continuation of medical, dental, vision and long-term disability benefits for a period of 12 months following the date of termination (18 months for Messrs. Yi and Nonko), calculated based upon the premiums for such benefits in effect as of December 31, 2023. The actual cost of health benefits may vary during the benefits continuation period depending upon the overall premium rates that we would be required to pay under our health benefit programs.
Employment and Severance Compensation Agreements
Steven Yi and Eugene Nonko
In 2020, in connection with the IPO, the Company and QuoteLab, LLC entered into amended and restated employment agreements with Messrs. Yi and Nonko, in light of the scope and complexity of their public company roles and job responsibilities as the leaders of our business. Each executive’s employment agreement sets forth his base salary and target annual bonus (equal to 100% of base salary), and provides for eligibility to participate in our employee benefit plans generally. See “—Summary Compensation Table” above for information on base salaries and annual bonuses paid to Messrs. Yi and Nonko for fiscal 2021, 2022 and 2023. The executive’s annual base salary rate will be reviewed annually, and may be increased but not decreased. In March 2022, these employment agreements were amended to provide that, commencing with bonuses for fiscal 2022, any cash incentive bonuses payable to such executive shall be paid in shares of the Company’s Class A common stock. Such amendments will be effectuated by issuing to each such executive, concurrent with the Compensation Committee’s approval of the annual cash incentive bonus program for the Company’s other executives for such year, PRSUs with vesting provisions and targets that mirror the terms of the annual cash incentive bonus program approved by the Compensation Committee for the other executives. In August 2023, these employment agreements were further amended to provide that, effective September 15, 2023, the base salaries payable to each of Messrs. Yi and Nonko shall be paid in a combination of (a) cash salary, generally at a rate of $70,000 per annum (the “Cash Salary”), and (b) RSU awards with respect to the Company’s Class A common stock. For each calendar quarter, the executive will be granted a number of RSUs determined by dividing the difference between the executive’s base salary and the Cash Salary for such quarter by the average closing price of a share of the Company’s Class A common stock for the twenty (20) trading day period ended on the Friday immediately preceding the effective grant date of such award, which awards shall vest in full on the three-month anniversary of the grant date, subject to the executive’s continued employment through such date.
Under the employment agreements, upon a termination of employment for any reason, the executive will be entitled to any earned but unpaid amounts, including base salary through the date of termination; an annual bonus for any fiscal year preceding the fiscal year in which termination occurs, payable on the date bonuses are paid to our other senior executives; any unreimbursed business expenses incurred through the date of termination; any accrued but unused vacation time; and any other amounts or benefits required to be paid or provided either by law or under any employer plan or program (collectively, the “Accrued Obligations”). In addition, upon a termination of employment for any reason, the executive will be entitled to accelerated vesting of a pro-rata portion of the
RSUs granted in lieu of base salary for the quarter in which the termination occurs.
If the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (as such terms are defined in the employment agreement and described below), the executive will additionally be entitled to the following, subject to his delivery of a release of claims in favor of the Company and its affiliates and his material compliance with certain noncompetition, nonsolicitation and other restrictive covenants set forth in his amended employment agreement:
•    cash severance equal to 18 months’ base salary, at the rate in effect at the time of termination;
•    a severance bonus for the calendar year during which the termination occurs, equal to (x) the executive’s target bonus multiplied by (y) a fraction, the numerator of which is equal to the number of days worked during the calendar year plus 183 days, and the denominator of which is the total number of days in the calendar year, subject to a 12-month minimum;
•    the executive will receive 18 months of service credit under the time-based equity awards he then holds; and
•    employer contributions to the premium cost for COBRA coverage for the executive and his eligible dependents until the 18-month anniversary of the executive’s termination (or, if earlier, until the executive obtains other employment that offers group health benefits or is otherwise no longer eligible for COBRA coverage).
Such base salary and prorated bonus would be paid over the severance period, except in the event of a change of control, in which event they would be paid in a lump sum. The executive will also be eligible to receive such severance if, within three months preceding or 12 months following, a change of control (as defined in the 2020 Omnibus Incentive Plan) (the “Change of Control Protection Period”), the executive’s employment is terminated due to the expiration and non-renewal by us of the term of his employment agreement. In addition, if during the Change of Control Protection Period, the executive’s employment is terminated by us without cause, by him for good reason, or due to the expiration and non-renewal by us of the term of his employment agreement, the executive will be entitled to full vesting of the time-based equity awards he then holds.
Under the executive’s employment agreement, “cause” generally means the executive’s:
•    plea of guilty or nolo contendere to, or indictment for, any felony, or conviction of a crime involving moral turpitude that has had or could reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries;
•    commitment of an act of fraud, embezzlement, material misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries;
•    failure for any reason, after 10 days’ written notice, to correct or cease any refusal or intentional or willful failure to comply with the lawful, reasonably appropriate requirement of the employer;
•    chronic absence from work, other than for medical reasons, or a breach of his obligation to devote his business time, attention and efforts to the business (unless approved by the Board of Directors in writing, or cured by the executive within 10 days following notice from his employer of the event);
•    use of illegal drugs that has materially affected the performance of his duties (unless the event is cured by the executive within 10 days following notice from his employer of the event);
•    gross negligence or willful misconduct in his duties that has caused substantial injury to the Company (unless the event is cured by the executive within 10 days following notice from his employer of the event); or
•    breach of any non-competition, non-solicitation, and/or confidentiality provision or any material breach of any proprietary or confidential information or assignment of inventions agreement between the executive and the Company or any of its subsidiaries (unless the event is cured by the executive within 10 days following notice from his employer of the event).
Under the executive’s employment agreement, “good reason” generally means the occurrence of any of the following events without the consent of the executive, unless such events are fully corrected by the employer within 30 days following written notice, and provided that the executive gives written notice of his resignation within 30 days after his actual knowledge of the event and the executive actually terminates his employment within 30 days following the expiration of the employer’s cure period:
•    reduction in the amount of the executive’s base salary rate or target bonus opportunity (other than an across-the-board reduction in the salary level or target bonus opportunities of our senior executives as a group by the same percentage amount and approved by the Board of Directors or the Compensation Committee);
•    change in the executive’s titles, reporting requirements or reduction in his responsibilities materially inconsistent with the positions he holds;
•    change in the executive’s place of work to a location more than 25 miles from his present place of work; or
•    material breach of the Company’s obligations under the employment agreement.
Patrick Thompson
In November 2021, the Company and QuoteLab, LLC entered into an employment agreement with Mr. Thompson, providing for an initial base salary of $450,000 per year; an initial target annual bonus opportunity of $275,000 per year; an initial RSU award with a grant date value of $2,500,000, vesting over a four-year period; an additional RSU award with a grant date value of $2,750,000 (the “Make-Whole Award”), vesting over a two-year period, to partially compensate for vesting of equity awards that Mr. Thompson forfeited by leaving his previous employer; and severance payable to Mr. Thompson under certain circumstances. The employment agreement provides that his annual base salary rate would be reviewed annually, and may be increased but not decreased.

In addition, under his employment agreement, Mr. Thompson is eligible (subject to his delivery of a release of claims in favor of the Company and its affiliates, as well as his material compliance with certain noncompetition, nonsolicitation and other restrictive covenants set forth in his employment agreement) to receive the following severance if his employment was terminated by us without “cause” or by him for “good reason” (as such terms are defined in his employment agreement, substantially similar to the definitions of such terms in Messrs. Yi and Nonko’s employment agreements):
•    the Accrued Obligations;
•    cash severance equal to 12 months’ base salary, at the rate in effect at the time of termination;
•    a prorated portion of his target annual bonus for the year of termination (subject to a six-month minimum);
•    vesting of any portion of the Make Whole Award remaining unvested as of the date of termination; and
•    employer contributions to the premium cost for COBRA coverage for the executive and his eligible dependents until the 12-month anniversary of the executive’s termination (or, if earlier, until the executive obtains other employment that offers group health benefits or is otherwise no longer eligible for COBRA coverage).
If, within three months preceding or 12 months following, a change of control (as defined in the 2020 Omnibus Incentive Plan), Mr. Thompson’s employment is terminated (x) by us without “cause,” (y) by him for “good reason,” or (z) due to the expiration and non-renewal by us of the term of his employment agreement, his severance would instead equal 18 months’ base salary; up to 18 months of employer contributions to the premium cost for COBRA coverage; a prorated portion of his target annual bonus for the year of termination (subject to a six-month minimum); and full vesting of the time-based equity awards he then holds. Such base salary and prorated bonus would be paid in a lump sum upon the change of control.
Jeffrey Coyne
In June 2022, the Company and QuoteLab, LLC entered into a severance compensation agreement with Mr. Coyne, which provide for severance payable to him under certain circumstances. Under such agreement, Mr. Coyne is eligible (subject to delivery of a release of claims in favor of the Company and its affiliates, as well as Mr. Coyne’s material compliance with certain noncompetition, nonsolicitation and other restrictive covenants set forth in the agreement) to receive the following severance if his employment is terminated by us without “cause” or by the NEO for “good reason” (as such terms are defined in the agreement):
•    the Accrued Obligations;
•    cash severance equal to 12 months’ base salary, at the rate in effect at the time of termination;
•    a prorated portion of the annual bonus (if any) that would have been paid to such NEO for the year of termination; and
•    employer contributions to the premium cost for COBRA coverage for the executive and eligible dependents until the 12-month anniversary of the executive’s termination (or, if earlier, until the executive obtains other employment that offers group health benefits or is otherwise no longer eligible for COBRA coverage).
If, within three months preceding or 12 months following, a change of control (as defined in the 2020 Omnibus Incentive Plan), Mr. Coyne’s employment was terminated (x) by us without “cause,” or (y) by Mr. Coyne for “good reason,” his severance would instead equal 18 months’ base salary; up to 18 months of employer contributions to the premium cost for COBRA coverage; a prorated portion of his target annual bonus for the year of termination (subject to a six-month minimum); and full vesting of the time-based equity awards then held. Such base salary and prorated bonus would be paid in a lump sum upon the change of control.
CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, below is (i) the 2023 annual total compensation of our Chief Executive Officer, Mr. Yi; (ii) the 2023 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee, and (iv) the methodology we used to calculate our CEO pay ratio:

CEO Annual Total Compensation	$5,753,695
Median Employee Total Annual Compensation	$223,830
CEO to Median Employee Pay Ratio	25.7-to-1
Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.
Methodology
Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process are explained below:
(1)    Determined Employee Population. We began with our global employee population as of December 31, 2023, including full-time and part-time workers employed by our company or consolidated subsidiaries, but excluding our CEO.

(2)    Identified the Median Employee. To identify the median employee, we calculated compensation for each employee using (i) base annual salary including estimated overtime pay as of December 31, 2023, (ii) cash incentives earned for 2023, (iii) the grant date value of RSU awards granted to the employee during 2023, and (iv) contributions made to such employee’s 401(k) account. We annualized the compensation of all full-time and part-time employees who were not employed by us for all of 2023. Compensation paid in foreign currency was translated to the U.S. dollar equivalent based on foreign exchange rates as of December 31, 2023.
(3)    Calculated CEO Pay Ratio. We calculated our median employee’s annual total compensation for 2023 in accordance with SEC rules for preparing the Summary Compensation Table. We compared the median employee’s compensation to our CEO’s annual total compensation in the Summary Compensation Table to determine the pay ratio shown above.

Pay-versus-Performance
Pay-versus-Performance Table
The following table provides information for the years 2023, 2022, 2021 and 2020 with respect to the compensation of our principal executive officer (“PEO”), which is our CEO, the average compensation of our other NEOs, and the performance measures set forth in the table.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)(7)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)(7)	Value of Initial Fixed $100 Investment Based on:		Net Income (loss)(5)	Transaction Value(6)	Adjusted EBITDA(6)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
2023	5,753,695	4,857,831	3,753,529	3,131,192	35.00	178.62	(56,555)	593,438	27,121
2022	4,952,016	(1,285,005)	2,123,426	(37,672)	31.23	113.16	(72,446)	737,514	22,858
2021	1,059,848	(28,825,351)	1,711,239	(3,716,106)	48.46	157.59	(8,475)	1,018,970	58,167
2020	36,121,729	73,005,673	19,523,454	40,775,284	122.63	117.14	10,562	815,712	58,074

(1) For 2023, 2022, 2021 and 2020, our PEO was Mr. Yi.
(2) In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations were computed in accordance with ASC Topic 718. The valuation assumptions used to calculate such fair values do not materially differ from the assumptions used to calculate grant date fair value.
(3) For 2023, our non-PEO NEOs were Messrs. Nonko, Thompson, and Coyne. For 2022, our non-PEO NEOs were Messrs. Nonko, Thompson, and Coyne and Cathy Cunningham, our Former Chief People Officer. For 2021, our non-PEO NEOs were Messrs. Nonko, Thompson, and Coyne and Ms. Cunningham, as well as Tigran Sinanyan, our Former Chief Financial Officer, Cort Carlson, our Former Interim Principal Financial Officer, Keith Cramer, our SVP, Supply Partnerships, and Amy Yeh, our SVP, Technology. For 2020, our non-PEO NEOs were Mr. Nonko and Mr. Sinanyan.
(4) The Company Total Shareholder Return ("TSR") and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 pursuant to Item 201(e) of Regulation S-K: S&P 500 Information Technology Index.
(5) Represents, in thousands, the amount of net income (loss) reflected in the Company’s audited financial statements for the year indicated.
(6) We have selected Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link “compensation actually paid” to our NEOs to Company performance for fiscal year 2023. We also used Transaction Value, which is an operating metric, to link “compensation actually paid” to our NEOs to Company performance for fiscal year 2023. Our Compensation Committee tied the incentive bonus plan for the NEOs for 2023 to achievement of these two measures. See additional information under the heading “Compensation Discussion and Analysis - Analysis of Fiscal 2023 Compensation – Annual Incentive Bonus Plan” above.
(7) In the calculation of compensation actually paid and presented in the table, the following amounts were deducted and added:

PEO	2023	2022	2021	2020
Total Compensation Reported in Summary Compensation Table for the Year Indicated	$5,753,695	$4,952,016	$1,059,848	$36,121,729
Less, Grant Date Fair Value of Stock Awards Reported in the Summary Compensation Table for the Year Indicated	(5,179,192)	(4,372,938)	(41,068)	(34,917,535)
Plus, Year-End Fair Value of Awards Granted in the Year Indicated that were Outstanding and Unvested at Year-End of Such Year	3,376,888	2,366,299	—	71,801,479
Plus, Fair Value of Awards Granted in the Year Indicated that Vested in the Year Indicated	713,149	615,217	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that were Outstanding and Unvested at Year-End (From Prior Year-End to Year-End)	197,573	(3,363,141)	(28,951,003)	—
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in the Year Indicated (From Prior Year-End to Vesting Date)	(4,283)	(1,482,458)	(893,128)	—
Less, Fair Value of Stock Awards Forfeited in the Year Indicated (From Prior Year-End)	—	—	—	—
Total Adjustments	$4,857,831	$(1,285,005)	$(28,825,351)	$73,005,673

Average of Non-PEO NEOs	2023	2022		2021		2020
Total Average Compensation Reported in Summary Compensation Table for the Year Indicated	$3,753,529	$2,123,426		$1,711,239		$19,523,454
Less, Average Grant Date Fair Value of Stock Awards Reported in the Summary Compensation Table for the Year Indicated	(3,263,656)	(1,675,544)		(1,287,362)		(18,500,404)
Plus, Average Year-End Fair Value of Awards Granted in the Year Indicated that were Outstanding and Unvested at Year-End of Such Year	2,129,713	922,631		1,113,272		38,272,191
Plus, Fair Value of Awards Granted in the Year Indicated that Vested in the Year Indicated	403,550	239,875		50,801		—
Plus, Average Change in Fair Value of Awards Granted in Prior Years that were Outstanding and Unvested at Year-End (From Prior Year-End to Year-End)	125,389	(1,123,524)		(4,487,479)		1,339,534
Plus, Average Change in Fair Value of Awards Granted in Prior Years that Vested in the Year Indicated (From Prior Year-End to Vesting Date)	(17,334)	(524,536)		(204,478)		140,509
Less, Average Fair Value of Stock Awards Forfeited in the Year Indicated (From Prior Year-End)	—	—		(612,099)		—
Total Average Adjustments	$3,131,192	$(37,672)	$(37,672)	$(3,716,106)	$(3,716,106)	$40,775,284

Pay-versus-Performance Comparative Disclosure
The following reflect the relationships between (i) compensation actually paid (“CAP” in the graphics below) to our PEO, and the average compensation actually paid to our non-PEO NEOs, to our net income, Adjusted EBITDA, Transaction Value, and the Company’s cumulative TSR for the years 2020 through 2023, and (ii) the Company’s cumulative TSR and our peer group TSR for the same period.

CAP to Net Income
80,000,000
60,000,000
40,000,000
20,000,000
0
(20,000,000)
0
(25,000,000)
(50,000,000)
(75,000,000)
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

CAP to Adjusted EBITDA

80,000,000
60,000,000
40,000,000
20,000,000
0
(20,000,000)
60,000,000
50,000,000
40,000,000
30,000,000
20,000,000
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Adjusted EBITDA

CAP to Transaction Value
80,000,000
60,000,000
40,000,000
20,000,000
0
(20,000,000)
1,000,000,000
900,000,000
800,000,000
700,000,000
600,000,000
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Transaction Value

CAP to Company TSR
80,000,000
60,000,000
40,000,000
20,000,000
0
(20,000,000)
125.00
100.00
75.00
50.00
25.00
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company TSR

Company TSR to Peer Group TSR
180.00
150.00
120.00
90.00
60.00
30.00
2020
2021
2022
2023
Company TSR
Peer Group TSR

Pay-versus-Performance Tabular List
The following table lists our most important performance measures used by us to link compensation actually paid to our NEOs to company performance for fiscal years 2023, 2022, 2021 and 2020. The performance measures included in the table are not necessarily ranked by relative importance.
Most Important Performance Measures
Adjusted EBITDA
Transaction Value

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2023, with respect to the common shares that may be issued under our existing equity compensation plan or our legacy plans.

Plan Category	Number of Securities to be Issued upon vesting of restricted stock units and awards	Weighted Average Prices	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first column)
Equity compensation plans approved by security holders	3,632,433(1)	$—	5,610,998(2)
Equity compensation plans not approved by security holders	30,805(3)	—	—
Total	3,663,238	$—	5,610,998
(1)    Represents the number of RSUs that were unvested and outstanding as of December 31, 2023. The Company does not grant stock option awards.
(2)    Represents securities remaining available for future issuance under the 2020 Omnibus Incentive Plan.
(3)    Represents 2,465 QLH Restricted Class B-1 units and 28,340 Restricted Class A Shares that were unvested and outstanding as of December 31, 2023, as described in more detail in Note 10 of the Notes to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our capital stock, as of March 22, 2024, by:
•    each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our outstanding common stock;
•    each of our named executive officers and directors; and
•    all of our current executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
We have based our calculation of the percentage of beneficial ownership on 50,825,257 shares of our Class A common stock outstanding and entitled to vote and 15,013,829 shares of our Class B common stock outstanding as of the record date.
To our knowledge, each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, California 90017.

	Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned		Total Voting Power(2)
Name of Beneficial Owner	Number	%	Number	%	%
Named Executive Officers and Directors:
Steven Yi(3)	1,748,571	3%	46,166	*	3%
Eugene Nonko(4)	1,254,741	2%	3,970,051	26%	8%
Patrick Thompson(5)	282,761	*	—	*	*
Jeffrey Coyne(6)	88,071	*	—	*	*
Venmal (Raji) Arasu(7)	66,707	*	—	*	*
Anthony Broglio(8)	—	*	—	*	*
Christopher Delehanty(9)	—	*	—	*	*
Jennifer Moyer(10)	—	*	—	*	*
Lara Sweet(11)	66,707	*	—	*	*
Kathy Vrabeck(12)	66,707	*	—	*	*
All Directors and Executive Officers as a Group (10 persons)(13)	3,574,265	7%	4,016,217	27%	11%
Greater than 5% Stockholders:
White Mountains(14)	22,856,814	45%	—	*	35%
Insignia(15)	50,000	*	5,774,694	38%	9%
Kayne Anderson Rudnick Investment Management LLC(16)	5,485,449	11%	—	*	8%
OBF Investments, LLC(17)	—	*	3,923,885	26%	6%
Ambrose Wang(18)	750,000	1%	750,000	5%	2%

*    Less than 1%
(1)The numbers and percentages in this column exclude shares of Class A common stock that may be acquired upon the exchange of Class B-1 units (and corresponding shares of Class B common stock). Each holder of a Class B-1 unit has the right to exchange all or a portion of its Class B-1 units of QLH (together with a corresponding number of shares of Class B common stock) for Class A common stock at an exchange ratio of one share of Class A common stock for each Class B-1 unit (and corresponding share of Class B common stock) exchanged. For additional information, see “Certain Relationships and Related Party Transactions—Exchange Agreement.”
(2)Represents the percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class B common stock entitles its holder to one vote on all matters to be voted on by our stockholders.

(3)Includes 59,834 shares of Class A Common Stock that are issuable to Mr. Yi within 60 days following March 22, 2024 upon the vesting and settlement of RSUs.
(4)Consists of (i) 1,194,907 shares of Class A Common Stock held by Mr. Nonko, (ii) 3,970,051 shares of Class B Common Stock held by O.N.E. Holdings, LLC, and (iii) 59,834 shares of Class A Common Stock issuable to Mr. Nonko within 60 days following March 22, 2024 upon the vesting and settlement of RSUs. Mr. Nonko is the managing member of O.N.E. Holdings, LLC, which is owned by trusts for the benefit of Mr. Nonko and his immediate family.
(5)Includes 34,225 shares of Class A Common Stock that are issuable to Mr. Thompson within 60 days following March 22, 2024 upon the vesting and settlement of RSUs.
(6)Includes 22,300 shares of Class A Common Stock that are issuable to Mr. Coyne within 60 days following March 22, 2024 upon the vesting and settlement of RSUs.
(7)Includes 25,547 shares of Class A Common Stock that are issuable to Ms. Arasu within 60 days following March 22, 2024 upon the vesting and settlement of RSUs.
(8)Mr. Broglio is a Partner and member of the Investment Committee of Insignia. Mr. Broglio disclaims beneficial ownership of the securities held by Insignia.
(9)Mr. Delehanty is a senior leader of White Mountains. Mr. Delehanty disclaims beneficial ownership of the securities held by White Mountains.
(10)Ms. Moyer is a senior leader of White Mountains. Ms. Moyer disclaims beneficial ownership of the securities held by White Mountains.
(11)Includes 25,547 shares of Class A Common Stock that are issuable to Ms. Sweet within 60 days following March 22, 2024 upon the vesting and settlement of RSUs.
(12)Includes 25,547 shares of Class A Common Stock that are issuable to Ms. Vrabeck within 60 days following March 22, 2024 upon the vesting and settlement of RSUs.
(13)Includes 252,834 shares of Class A Common Stock that are issuable to such persons within 60 days following March 22, 2024 upon the vesting and settlement of RSUs.
(14)Reflects shares held by White Mountains Insurance Group, Ltd. ("White Mountains") and WM Hinson (Bermuda) LTD. ("WM Hinson"). WM Hinson is a wholly owned direct subsidiary of White Mountains. The board of directors and senior officers of White Mountains exercise joint voting and investment control over the securities held by WM Hinson. The members of such board of directors and such senior officers disclaim beneficial ownership with respect to such securities. The principal business address for White Mountains is 23 South Main Street, Suite 3B, Hanover, NH 03755.
(15)Reflects shares of Class A and Class B common stock held directly by Insignia A QL Holdings, LLC (“Insignia A”) and Insignia QL Holdings, LLC (“Insignia QL”). Insignia Capital Partners (Parallel A), L.P. (“Parallel A”) and Insignia Capital Partners (AIV), L.P. (“Insignia AIV”) are members of Insignia A having the power to appoint the majority of the board of managers of Insignia A. Insignia Capital Partners, L.P. (“Insignia Capital” and together with Parallel A and Insignia AIV, the “Insignia Fund”) is the managing member of Insignia QL. Insignia Capital Partners GP, LLC (“Insignia GP”) is the general partner of the Insignia Fund. The three-member Investment Committee of Insignia GP, comprised of David Lowe, Anthony Broglio and Melvyn Deane, exercises voting and investment control over the securities held directly by Insignia A and Insignia QL, which acts by a majority vote of its members. Consequently, the Insignia Fund and Insignia GP may be deemed to beneficially own the securities held directly by Insignia A and Insignia QL. Messrs. Lowe, Broglio and Deane disclaim beneficial ownership of the securities held directly by Insignia A and Insignia QL. The principal business address of Insignia A, Insignia QL, the Insignia Fund and Insignia GP is 1333 North California Boulevard, Suite 520, Walnut Creek, CA 94596.
(16)Reflects beneficial ownership as reported in an amended Schedule 13G/A filed with the SEC on February 13, 2024 by Kayne Anderson Rudnick Investment Management LLC (“Kayne”), Virtus Investment Advisers, Inc. (“Virtus Investments”), and Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund (“Virtus KAR”). For these purposes, (i) Kayne has sole voting power with respect to 1,533,585 shares of Class A common stock, shared voting power with respect to 3,796,635 shares of Class A common stock, sole dispositive power with respect to 1,688,814 shares of Class A common stock, and shared dispositive power with respect to 3,796,635 shares of Class A common stock; (ii) Virtus Investments has shared voting power with respect to 3,796,635 shares of Class A common stock and shared dispositive power with respect to 3,796,635 shares of Class A common stock; and (iii) Virtus KAR has shared voting power with respect to 3,662,151 shares of Class A common stock and shared dispositive power with respect to 3,662,151 shares of Class A common stock. The principal business address of Kayne is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067, the principal business address of Virtus Investments is One Financial Plaza, Hartford, CT 06103, and the principal business address of Virtus KAR is 101 Munson Street, Greenfield, MA 01301.
(17)Reflects shares of Class B common stock held directly by OBF Investments, LLC (“OBF”), which is owned by trusts for the benefit of Mr. Yi and members of his family. Jason Heiling, as Managing Member of OBF, may be deemed to have sole voting and dispositive power over such shares. Mr. Heiling disclaims beneficial ownership of the securities held by OBF. The principal business address of OBF is 202 South Minnesota Street, Carson City, NV 89703.
(18)Consists of shares of Class B Common Stock held by Wang Family Investments, LLC. Mr. Wang is the managing member of Wang Family Investments, LLC, which is owned by trusts for the benefit of Mr. Wang and his immediate family.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied, except for Form 4 reports related to shares withheld to cover required tax withholding obligations due at vesting of time-based RSUs of Messrs. Coyne and Thompson, which reports should have been filed by May 17, 2023 but due to an administrative oversight were inadvertently filed late on August 17, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements for our executive officers and directors which are described elsewhere in this Proxy Statement, below we describe transactions since January 1, 2023 to which we were or will be a participant and in which:
•    the amounts involved exceeded or will exceed $120,000; and
•    any of our directors, executive officers or holders of more than 5% of our outstanding voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
In connection with our IPO reorganization, we engaged in certain transactions with White Mountains, Insignia, the Founders and the other Senior Executives. Each of White Mountains, Insignia and Mr. Nonko is a beneficial owner of 5% or more of our voting securities through ownership of shares of our Class A common stock and/or Class B common stock.
As used herein, unless otherwise noted or the context requires otherwise:
Certain Terms
For purposes of the discussion under this “Certain Relationships and Related Party Transactions” heading, the capitalized terms below have the following meanings:
•    “Intermediate Holdco” means Guilford Holdings, Inc., our wholly owned subsidiary and the owner of all Class A-1 units of QL Holdings LLC, after giving effect to the IPO reorganization.
•    “IPO reorganization” means the series of reorganization transactions completed on October 27, 2020 in connection with our IPO, as described under “Organizational structure—Fourth amended and restated limited liability company agreement of QL Holdings LLC” in our registration statement on Form S-1 (File No. 333-254338), which was declared effective by the SEC on March 18, 2021.
•    “Pre-IPO Leveraged Distribution” means the distribution by QuoteLab, LLC of a portion of the proceeds from its 2020 term loan facility to QL Holdings LLC, which in turn distributed such proceeds to the pre-IPO members of QL Holdings LLC.
•    “Selling Class B-1 Unit Holders” means Insignia, the Senior Executives, and the Legacy Profits Interests Holders, who sold a portion of their Class B-1 units to Intermediate Holdco in connection with the IPO.
Fourth Amended and Restated Limited Liability Company Agreement of QL Holdings LLC
We operate our business through QL Holdings LLC, together with its subsidiaries. The operations of QL Holdings LLC, and the rights and obligations of its members are governed by the fourth amended and restated limited liability company agreement of QL Holdings LLC. Through our wholly owned subsidiary, Intermediate Holdco, we serve as sole managing member of QL Holdings LLC. As such, we control its business and affairs and are responsible for the management of its business.
The following is a description of the material terms of the fourth amended and restated limited liability company agreement.
Governance
Through our wholly owned subsidiary, Intermediate Holdco, we serve as sole managing member of QL Holdings LLC. As such, we control its business and affairs and are responsible for the management of its business. No other members of QL Holdings LLC, in their capacity as such, have any authority or right to control the management of QL Holdings LLC or to bind it in connection with any matter.

Voting and Economic Rights of Members
QL Holdings LLC has two classes of outstanding equity: Class A-1 units, which may only be issued to our wholly owned subsidiary, Intermediate Holdco, as sole managing member, and Class B-1 units. We refer to these Class A-1 units and Class B-1 units of QL Holdings LLC, collectively, as QL units. Insignia and the Senior Executives hold Class B-1 Units. The Class A-1 units and Class B-1 units entitle their holders to equivalent economic rights, meaning an equal share in the profits and losses of, and distributions from, QL Holdings LLC. Holders of Class B-1 units have no voting rights as it pertains to QL Holdings LLC, except for the right to approve certain amendments to the fourth amended and restated limited liability company agreement.
Net profits and losses of QL Holdings LLC generally will be allocated, and distributions will be made, to its members pro rata in accordance with the number of QL units (Class A or Class B, as the case may be) they hold. Accordingly, based on their holdings as of December 31, 2023, net profits and losses of QL Holdings LLC will be allocated, and distributions will be made, approximately 72.3% to us and approximately 27.7% to the holders of Class B-1 units.
Subject to the availability of net cash flow at the QL Holdings LLC level and to applicable legal and contractual restrictions, we intend to cause QL Holdings LLC to distribute to Intermediate Holdco cash payments (and, if applicable, cause Intermediate Holdco to declare and pay a dividend to us in the same amount) for the purposes of funding tax obligations in respect of any net taxable income that is allocated to us as a member of QL Holdings LLC, to fund dividends, if any, declared by us and to make any payments due under the tax receivables agreement, as described below. See “—Tax consequences.” QL Holdings LLC will be required to make pro rata distributions to each other member of QL Holdings LLC, as and when QL Holdings LLC makes any distribution to Intermediate Holdco. Regardless of whether QL Holdings LLC makes distributions to its members in any given year, the determination to pay dividends, if any, to holders of our Class A common stock will be made by our board of directors. We do not, however, expect to declare or pay any cash or other dividends in the foreseeable future on our Class A common stock, as we intend to reinvest any cash flow generated by operations in our business. Class B common stock will not be entitled to any dividend payments.
Coordination of MediaAlpha, Inc. and QL Holdings LLC
Whenever we issue one share of Class A common stock for cash, the net proceeds will be promptly contributed to Intermediate Holdco and then in turn to QL Holdings LLC, in exchange for one Class A-1 unit of QL Holdings LLC. Alternatively, from time to time, we may, at our election, transfer the net proceeds of the issuance of shares of Class A common stock to a holder of Class B-1 units of QL Holdings LLC in exchange for their Class B-1 unit and a share of our Class B common stock in order to satisfy our obligations under the exchange agreement (in lieu of issuing a share of Class A common stock to such exchanging Class B-1 unitholder). See “—Exchange Agreement” for additional information regarding the exchange process. However, the Class B-1 unitholders cannot require us to pay cash for their Class B-1 units under the exchange agreement. In the event we elect to pay cash for a Class B-1 unit, QL Holdings LLC will cancel such exchanged Class B-1 unit and issue to Intermediate Holdco one Class A-1 unit. If we issue other classes or series of equity securities, we will contribute to Intermediate Holdco, and then in turn to QL Holdings LLC, the net proceeds we receive in connection with such issuance, and QL Holdings LLC will issue to Intermediate Holdco an equal number of equity securities with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we repurchase any shares of Class A common stock (or equity securities of other classes or series) for cash, QL Holdings LLC will, immediately prior to our repurchase, redeem an equal number of Class A-1 units (or its equity securities of the corresponding classes or series), upon the same terms and for the same price, as the shares of our Class A common stock (or our equity securities of such other classes or series) that are repurchased. Common units and shares of our common stock will be subject to equivalent stock splits, dividends and reclassifications.
We do not conduct any business other than the management and ownership of QL Holdings LLC through our wholly owned subsidiary, Intermediate Holdco, or own any other material assets (other than on a temporary basis), although we may take such actions and own such assets as are necessary to comply with applicable law, including compliance with our responsibilities as a public company under the U.S. federal securities laws, and may incur indebtedness and take other actions if we determine that doing so is in our best interest.
Issuances of Class A-1 and Class B-1 Units
Class A-1 units may be issued only to our wholly owned subsidiary, Intermediate Holdco, as sole managing member of QL Holdings LLC. Class B-1 units may be issued only to persons or entities we permit, which immediately following the completion of the IPO, included Insignia and the Senior Executives. Such issuances shall be made in exchange for cash or other consideration. Class B-1 units may not be transferred as Class B-1 units except to certain permitted transferees and in accordance with the restrictions on transfer set forth in the fourth amended and restated limited liability company agreement of QL Holdings LLC. Any such transfer must be accompanied by the transfer of an equal number of shares of our Class B common stock.
Exculpation and Indemnification
The fourth amended and restated limited liability company agreement of QL Holdings LLC contains provisions limiting the liability of QL Holdings LLC’s members (including Intermediate Holdco, our wholly owned subsidiary), officers and their respective affiliates to QL Holdings LLC or any of its members. Moreover, the fourth amended and restated limited liability company agreement contains broad indemnification provisions for QL Holdings LLC’s members (including Intermediate Holdco, our wholly owned subsidiary), officers and their respective affiliates. Because QL Holdings LLC is a limited liability company, these provisions are not subject to the limitations on exculpation and indemnification contained in the DGCL with respect to the indemnification that may be provided by a Delaware corporation to its directors and officers.
Tax Consequences
QL Holdings LLC unitholders, including us (indirectly through Intermediate Holdco), generally incur U.S. federal, state and local income taxes on their allocable shares of any net taxable income of QL Holdings LLC. The fourth amended and restated limited liability company agreement of QL Holdings LLC provides for pro rata cash distributions to its members to cover (i) our U.S. federal, state and local tax obligations in respect of our allocable share of QL Holdings LLC’s taxable income and (ii) our obligations under the tax receivables agreement. In addition, the fourth amended and restated limited liability company agreement of QL Holdings LLC also provides for (in certain cases) tax distributions for a fiscal quarter to its other members in respect of their pre-exchange allocable share of QL Holdings LLC’s taxable income for such fiscal quarter relating to Class B-1 Units (if any) transferred to us by them (pursuant to the exchange agreement) before the applicable tax distribution date.
QL Holdings LLC intends that an election under Section 754 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), will be effective for 2020 and future taxable years. We expect that, as a result of this election, our purchase (through Intermediate Holdco) of Class B-1 units of QL Holdings LLC in connection with the IPO, as well as any post-IPO exchanges of Class B-1 units of QL Holdings LLC, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock

(or, at our election, cash of an equivalent value), will increase our share of the tax basis of the tangible and intangible assets of QL Holdings LLC, which will increase the tax depreciation and amortization deductions available to us and could create other tax benefits. This existing and increased tax basis may also decrease gain (or increase loss) on future dispositions of certain assets to the extent tax basis is allocated to those assets.
Any such deductions or other tax benefits (including additional tax benefits created as a result of payments under the tax receivables agreement itself) could reduce the amount of cash taxes that we would otherwise be required to pay in the future. We will be required to pay 85% of such cash tax reduction, if any, to the tax receivables agreement’s counterparties. To the extent that we are unable to make payments under the tax receivables agreement for any reason, such payments will be deferred and will accrue interest until paid. See “—Tax receivables agreement.”
Exchange Agreement
Immediately prior to the completion of the IPO, we entered into an exchange agreement with Insignia and the Senior Executives, each of which hold Class B-1 units. Pursuant to and subject to the terms of the exchange agreement and the fourth amended and restated limited liability company agreement of QL Holdings LLC, holders of Class B-1 units, from time to time, may exchange one Class B-1 unit, together with the corresponding share of our Class B common stock, for one share of our Class A common stock (or, at our election, cash of an equivalent value).
Exchanges pursuant to the exchange agreement may be completed, unless otherwise directed by the holder of Class B-1 units, at the election of QL Holdings LLC, by us, Intermediate Holdco, or QL Holdings LLC. If Intermediate Holdco completes such exchange, we will contribute Class A common stock to Intermediate Holdco prior to the exchange. If QL Holdings completes such exchange, we will contribute Class A common stock to Intermediate Holdco and then in turn to QL Holdings LLC prior to the exchange. The amount of Class A common stock issued or conveyed will be subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions.
Holders will not have the right to exchange Class B-1 units if we determine that such exchange would be prohibited by applicable law or regulation or would violate other agreements to which we may be subject or would pose a material risk that QL Holdings LLC would be treated as a “publicly traded partnership” for U.S. federal income tax purposes. If the IRS were to contend successfully that QL Holdings LLC should be treated as a “publicly traded partnership” for U.S. federal income tax purposes, QL Holdings LLC would be treated as a corporation for U.S. federal income tax purposes and thus would be subject to entity-level tax on its taxable income.
A holder that exchanges Class B-1 units will also be required to deliver an equal number of shares of our Class B common stock. In connection with each exchange, QL Holdings LLC will cancel the delivered Class B-1 units and (unless, at our election, cash of an equivalent value is delivered in lieu of Class A common stock) issue Class A-1 units to Intermediate Holdco on a one-for-one basis. Thus, as holders exchange their Class B-1 units for Class A common stock or cash, our indirect interest in QL Holdings LLC will increase.
We and the exchanging holder will each generally bear our own expenses in connection with an exchange, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such an exchange.
As of March 22, 2024, we have reserved for issuance 15,013,829 shares of our Class A common stock for potential exchange in the future for Class B-1 units, which is equal to the aggregate number of shares of Class B common stock outstanding as of that date.
Voting Rights of Class A Stockholders and Class B Stockholders
Each share of our Class A common stock or our Class B common stock will entitle its holder to one vote. As of March 22, 2024, our Class B stockholders collectively held approximately 22.8% of the total voting power of our common stock.
Tax Receivables Agreement
We expect to obtain an increase in our share of the tax basis of the tangible and intangible assets of QL Holdings LLC as a result of (i) our purchase (through Intermediate Holdco) of Class B-1 units of QL Holdings LLC units from certain unitholders in connection with the IPO, (ii) certain post-IPO exchanges of Class B-1 units of QL Holdings LLC, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock (or, at our election, cash of an equivalent value), and (iii) the Pre-IPO Leveraged Distribution and other actual or deemed distributions by QL Holdings LLC to its members. These increases in tax basis are expected to increase (for tax purposes) our depreciation and amortization deductions and create other tax benefits and therefore may reduce the amount of cash taxes that we would otherwise be required to pay in the future. This existing and increased tax basis may also decrease gain (or increase loss) on future dispositions of certain assets to the extent tax basis is allocated to those assets. We expect to treat any such exchanges of Class B-1 units of QL Holdings LLC as our direct purchases of Class B-1 units from holders of Class B-1 units for U.S. federal income and other applicable tax purposes, regardless of whether such Class B-1 units are surrendered by such holders to QL Holdings LLC or to us directly in the exchange. See “—Fourth Amended and Restated Limited Liability Company Agreement of QL Holdings LLC—Tax Consequences.”
In connection with the IPO, we entered into the tax receivables agreement with Insignia, the Senior Executives, and White Mountains related to the tax basis step-up of the assets of QL Holdings LLC and certain net operating losses of Intermediate Holdco. The agreement requires us to pay Insignia and the Senior Executives 85% of the cash savings, if any, in U.S. federal, state and local income tax we realize (or are deemed to realize) as a result of (i) any increases in tax basis following our purchase (through Intermediate Holdco) of Class B-1 units of QL Holdings LLC from certain unitholders in connection with the IPO, as well as any post-IPO exchanges, (ii) the Pre-IPO Leveraged Distribution and other actual or deemed distributions by QL Holdings LLC to its members that result in tax basis adjustments to the assets of QL Holdings LLC, and (iii) certain other tax benefits attributable to payments under the tax receivables agreement itself. We amended the TRA on October 1, 2023 to, among other things, provide for use of a blended state tax rate and replace the LIBOR with the adjusted Secured Overnight Financing Rate ("SOFR") as the interest rate benchmark.
The tax receivables agreement also requires us to pay White Mountains 85% of the amount of the cash savings, if any, in U.S. federal, state and local income tax that we realize (or are deemed to realize) as a result of the utilization of the net operating losses of Intermediate Holdco attributable to periods prior to the IPO and the deduction of any imputed interest attributable to our payment obligations under the tax receivables agreement. We currently estimate that the amount of any such net operating losses is immaterial.
The obligations under the tax receivables agreement are our obligations and not obligations of QL Holdings LLC. We will benefit from the remaining 15% of any realized (or deemed to be realized) cash tax savings. For purposes of the tax receivables agreement, cash savings in income tax will be computed by comparing our actual income tax liability with our hypothetical liability had we not been able to use the tax benefits subject to the applicable tax receivables agreement. The tax receivables agreement will remain in effect until all such tax benefits have been used or expired, unless the agreement is terminated early, as described below.
The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivables agreement, will vary depending on a number of factors, including:
•    the fair market value of the depreciable and amortizable assets of QL Holdings LLC and the price of our Class A common stock at the time of any post-IPO offering and at the time of the exchange of Class B-1 units of QL Holdings LLC;
•    the extent to which such exchange of Class B-1 units of QL Holdings LLC is taxable—if an exchange is not taxable for any reason, increased tax deductions will not be available;
•    the tax rates in effect at the time we use the increased amortization and depreciation deductions or realize other tax benefits; and
•    the amount, character and timing of our taxable income.
We are required under the tax receivables agreement to pay 85% of the cash tax savings, described above, if any, as they are realized (or are deemed to be realized). Except in certain circumstances, if in a given taxable year we do not have taxable income before taking into account any tax benefits subject to the tax receivables agreement, we will not be required to make payments under the tax receivables agreement for that taxable year because no tax savings will have been realized (or are deemed to be realized).
The payments that we make under the tax receivables agreement could be substantial. Assuming no material changes in relevant tax law and based on our current operating plan and other assumptions, if all of the Class B-1 units of QL Holdings LLC were acquired by us in taxable transactions on December 31, 2023 for a price of $11.15 (which is the last reported sale price of our Class A common stock as of December 31, 2023 on the NYSE) per Class B-1 unit of QL Holdings LLC, we estimate that the amount that we would be required to pay under the tax receivables agreement would have been approximately $160 million. The actual amount we will be required to pay under the tax receivables agreement may be materially greater than this hypothetical amount, as potential future payments will vary depending on a number of factors, including those listed above. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivables agreement exceed the actual cash tax benefits that we realize in respect of the tax attributes subject to the tax receivables agreement or distributions to us by QL Holdings LLC are not sufficient to permit us to make payments under the tax receivables agreement after it has paid taxes. Payments under the tax receivables agreement are not conditioned on Insignia’s, the Senior Executives’, or White Mountains’ continued ownership of any of our equity.
Payments under the tax receivables agreement are generally due within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, but interest on such payments will begin to accrue at a rate of SOFR plus 100 basis points from the due date (without extensions) of such tax return. Late payments will generally accrue interest at a rate of SOFR plus 500 basis points.
The tax receivables agreement provides that upon certain changes of control, or if, at any time, we elect an early termination of the tax receivables agreement or are in material breach of our obligations under the tax receivables agreement, we would be required to make immediate payments to the tax receivables agreement’s counterparties equal to the present value of the anticipated future tax benefits. Such payment would be based on certain valuation assumptions and deemed events set forth in the tax receivables agreement, including the assumptions that we have sufficient taxable income to fully use such tax benefits. The benefits would be payable even though, in certain circumstances, no Class B-1 units of QL Holdings LLC have actually been exchanged and no net operating losses are actually used at the time of the accelerated payments. Accordingly, payments under the tax receivables agreement may be made years in advance of the actual realization, if any, of the anticipated tax benefits and may be significantly greater than the benefits we eventually realize.
Although we are not aware of any issue that would cause the IRS or other relevant tax authorities to challenge potential tax basis increases or other tax benefits covered by the tax receivables agreement, were the IRS to successfully challenge the tax basis increases, we would not be reimbursed for any payments previously made under the tax receivables agreement, but future payments under the tax receivables agreement, if any, would be netted against any unreimbursed payments to reflect the result of any such successful challenge by the IRS. As a result, we could make payments under the tax receivables agreement in excess of the actual cash tax savings we ultimately realize. We might not determine whether we have effectively made such excess cash payments for a number of years following the time of such payments.
Registration Rights Agreement
In connection with the IPO, we entered into a registration rights agreement with certain of our pre-IPO existing investors, including White Mountains, Insignia, and the Senior Executives, to register for sale under the Securities Act of 1933, as amended (“Securities Act”), shares of our Class A common stock, including those delivered in exchange for Class B-1 units of QL Holdings LLC in the circumstances described above. Subject to certain conditions and limitations, this agreement provides White Mountains, Insignia, and the Senior Executives with certain registration rights as described below. As of March 22, 2024, 31,270,821 shares of Class A common stock, including shares reserved for potential exchanges of Class B-1 units, were entitled to these registration rights.
Demand Registration Rights
Each of Insignia and the Founders (treating the Founders, collectively, as a single stockholder for this purpose) have the right to demand that we file up to two registration statements on Form S-1 and White Mountains has the right to demand that we file up to three registration statements on Form S-1. These registration rights are subject to specified conditions and limitations, including limitations on the number of shares included in any such registration under specified circumstances. Upon such a request, we will be required to use reasonable best efforts to effect the registration within 60 days.
Shelf Registration Rights
Pursuant to the registration rights agreement, at the request of the Principal Holders (as defined in the agreement), in November 2021 we filed a registration statement on Form S-3, covering the resale of the shares of Class A common stock held by such holders, including those deliverable in exchange for Class B-1 units of QL Holdings LLC. In March 2023, we filed a post-effective amendment to this registration statement, converting it to a shelf registration statement on Form S-1, and during 2023 we filed prospectus supplements to incorporate certain financial and other information from our SEC filings into this registration statement. In December 2023, we filed an additional post-effective amendment to this registration statement, converting it back to a shelf registration statement on Form S-3.
Piggyback Registration Rights
If we propose to register any shares of our equity securities under the Securities Act either for our own account or for the account of any other person, then White Mountains, Insignia, and the Senior Executives will be entitled to notice of the registration and will be entitled to include their shares of Class A common stock in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.
Expenses and Indemnification
We will pay all expenses relating to any demand, piggyback, or shelf registration, other than underwriting discounts and commissions and any transfer taxes, subject to specified conditions and limitations. The registration rights agreement includes customary indemnification provisions, including indemnification of the participating holders of shares of Class A common stock and their directors, officers, and employees by us for any losses, claims, damages, or liabilities in respect thereof and expenses to which such holders may become subject under the Securities Act, state law, or otherwise.
Termination of Registration Rights
The registration rights granted under the registration rights agreement will terminate upon the date the holders of shares that are a party thereto no longer hold any such shares that are entitled to registration rights.
Stockholders’ Agreement
In connection with the IPO, we entered into a stockholders’ agreement with White Mountains, Insignia, and the Founders. The stockholders’ agreement, as further described below, contains provisions related to the composition of our board of directors, the committees of our board of directors, and our corporate governance. Under the stockholders’ agreement, White Mountains, Insignia and the Founders are entitled to nominate a majority of the members of our board of directors.
Director Designation and Voting Agreement
Under the stockholders’ agreement, White Mountains, Insignia, and the Founders are entitled to nominate a majority of the members of our board of directors. Specifically, for so long as each of White Mountains, Insignia, and the Founders (treating the Founders, collectively, as a single stockholder for this purpose) owns at least 12.5% of our issued and outstanding shares of common stock, such stockholder will be entitled to nominate two directors to serve on our Board of Directors. When such stockholder owns less than

12.5% but at least 5% of our issued and outstanding shares of common stock, such stockholder will be entitled to nominate one director. White Mountains, Insignia, and the Founders have agreed in the stockholders’ agreement to vote for each other’s board nominees.
Approval Rights of White Mountains, Insignia, and the Founders
Under the stockholders’ agreement and subject to our amended and restated certificate of incorporation, our amended and restated bylaws, and applicable law, for so long as White Mountains, Insignia, and the Founders collectively own at least a majority of the issued and outstanding shares of common stock, the actions listed below cannot be taken by us or any of our subsidiaries without the written consent of the holders of at least a majority of the issued and outstanding shares of common stock held by such stockholders. The actions include:
•    change in control transactions;
•    acquiring or disposing of assets or entering into joint ventures with a value in excess of $20 million;
•    incurring indebtedness in an aggregate principal amount in excess of $20 million;
•    authorizing or issuing equity securities of MediaAlpha, Inc. or our subsidiaries other than pursuant to any approved equity incentive plans or arrangements or pursuant to the exchange agreement;
•    initiating any liquidation, dissolution, bankruptcy, or other insolvency proceeding involving us or any of our significant subsidiaries;
•    making any material change in the nature of the business conducted by us or our subsidiaries;
•    engaging in certain transactions with affiliates (provided that the consent of the interested stockholder would not be required);
•    increasing or decreasing the size of the Board of Directors;
•    authorizing Intermediate Holdco, as managing member of QL Holdings LLC, to approve or take certain actions; and
•    electing to deliver cash consideration in connection with an exchange under the exchange agreement (provided that the consent of the interested stockholder would not be required).
In October 2023, the stockholders’ agreement was amended to remove the approval right of such stockholders over the appointment or removal of the Company’s chief executive officer.
Other Provisions
The stockholders’ agreement provides that each of White Mountains, Insignia, and the Founders and their respective affiliates will not have any duty to refrain from (1) engaging, directly or indirectly, in the same or similar business activities or lines of business as us, including those business activities or lines of business deemed to be competing with us, or (2) doing business with any of our clients, customers, or vendors. In the event that White Mountains, Insignia, or the Founders or any of their respective affiliates acquires knowledge of a potential business opportunity which may be a corporate opportunity of us, they will have no duty to communicate or offer such corporate opportunity to us.

In addition, the stockholders’ agreement prohibits certain business combination transactions in which our Class A common stock is exchanged for consideration unless each holder of shares of Class A common stock or Class B common stock is allowed to participate equally in the transaction as if the Class B common stock, together with an equivalent number of Class B units, had been exchanged for shares of Class A common stock pursuant to the exchange agreement immediately prior to the transaction.
Indemnification of Directors and Officers
Our amended and restated bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty, except as required by applicable law, as in effect from time to time.
We have entered into customary indemnification agreements with our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the DGCL against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
There is no pending litigation or proceeding involving any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.

Policies and Procedures for Transactions with Related Persons
We have a policy that all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, are subject to prior review and approval by our Audit Committee and its independent members, who will determine whether such transactions or proposals are fair and reasonable to MediaAlpha, Inc. and its stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at its meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, will be provided to our Audit Committee with respect to each issue under consideration, and decisions will be made by our Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors.
All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy.

OTHER MATTERS
Solicitation of Proxies
We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a proxy statement to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Stockholder Proposals
If any stockholder wishes to propose a matter for consideration at our 2025 Annual Meeting, the proposal should be mailed by certified mail return receipt requested to our Secretary at MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, California 90017. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2025 annual meeting proxy statement and form of proxy, a proposal must be received by our Secretary on or before the close of business on December 4, 2024. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included in the proxy statement and other aspects are covered by Rule 14a-8 and other laws and regulations, to which interested persons should refer.
In addition, our amended and restated by-laws require advance notice of stockholder proposals to be brought before a stockholders’ meeting (other than proposals under Rule 14a-8), including nominations of persons for election as directors. To be timely, notice to our Secretary must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2025 annual meeting, such a proposal must be received by the Company on or after January 16, 2025 but no later than February 15, 2025. However, if the date of the 2025 annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the Annual Meeting, notice must be received not later than the close of business on the 10th day following the day on which the public announcement of the date of such meeting is first made.
Rule 14a-4 promulgated under the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in our proxy statement. Such rule provides that if a proponent of a proposal fails to notify us with respect to such proposal at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting of stockholders will be held in May 2025. If we do not receive any stockholder proposals for our 2025 annual meeting in accordance with the requirements of Rule 14a-4(c)(1) promulgated under the Exchange Act, we will be able to use our discretionary voting authority as outlined above. In addition, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.
Attendance at the Virtual Meeting
We will be hosting the meeting via live webcast only. In order to enter the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.proxydocs.com/MAX. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting login page.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker, or notify us by writing to our Secretary at MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, California 90017, or via phone at (213) 316-6256. If you share an address with another stockholder and have received only one set of this year’s proxy materials and you wish to receive a separate copy, please notify us by writing to our Secretary at MediaAlpha, Inc., 700 South Flower Street, Suite 640, Los Angeles, California 90017, or via phone at (213) 316-6256 and we will deliver a separate copy to you promptly.

Other Matters
The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors

Jeffrey B. Coyne General Counsel and Secretary
Los Angeles, CA
April 3, 2024

APPENDIX A
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
MEDIAALPHA, INC.
MediaAlpha, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
FIRST: That the first paragraph of Article IX, Section 9.01 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended in its entirety to read as follows (the “Amendment”):
“Section 9.01. Limitation of Liability of Directors and Officers. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors or officers, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable. To the fullest extent permitted by law, for purposes of this Section 9.01, “fiduciary duty as a director or an officer” shall include, without limitation, any fiduciary duty arising from serving at the Corporation’s request as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, organization, employee benefit plan or other legal entity or enterprise. No amendment or repeal of this Section 9.01 shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.
SECOND: The Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.
THIRD: The Amendment shall become effective upon filing.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on [●], 2024.
MEDIAALPHA, INC.
By:
Name: Jeffrey Coyne
Title: General Counsel and Secretary
A-1

APPENDIX B
Non-GAAP Financial Measure
This proxy statement contains information regarding the Company’s Adjusted EBITDA, which is a non-GAAP financial measure. We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax benefit (expense), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider to be useful to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.
The following table reconciles Adjusted EBITDA with net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, for the fiscal year ended December 31, 2023:

(in thousands)	Fiscal Year Ended December 31, 2023
Net (loss)	$(56,555)
Equity-based compensation expense	53,321
Interest expense	15,315
Income tax (benefit)	(463)
Depreciation expense on property and equipment	353
Amortization of intangible assets	6,917
Transaction expenses(1)	641
Impairment of cost method investment	1,406
Changes in TRA related liability(2)	6
Changes in Tax Indemnification Receivable(3)	639
Settlement of federal and state income tax refunds(4)	5
Legal expenses(5)	4,303
Reduction in force costs(6)	1,233
Adjusted EBITDA	$27,121
(1)Transaction expenses for the fiscal year ended December 31, 2023 consist of $0.6 million of legal and accounting fees incurred by us in connection with the amendment to the 2021 Credit Facilities, the tender offer filed by the Company's largest shareholder in May 2023, and a resale registration statement filed with the SEC.
(2)Changes in TRA related liability for the fiscal year ended December 31, 2023 consist of immaterial expense.
(3)Changes in Tax Indemnification Receivable consists of $0.6 million of expense incurred by us for the fiscal year ended December 31, 2023, related to changes in the tax indemnification receivable recorded in connection with the Reorganization Transactions. The change also resulted in a benefit of the same amount, which has been recorded within income tax (benefit) for the same period.
(4)Settlement of federal and state tax refunds consist of immaterial expense incurred by us for the fiscal year ended December 31, 2023, related to reimbursement to White Mountains for federal and state tax refunds for the period prior to the Reorganization Transactions related to 2020 federal and state tax returns. The settlement also resulted in a benefit of the same amount, which has been recorded within income tax (benefit) for the same period.
(5)Legal expenses of $4.3 million for the fiscal year ended December 31, 2023 consist of legal fees incurred in connection with the civil investigative demand received from the Federal Trade Commission (FTC) in February 2023 and costs associated with a legal settlement unrelated to our core operations.
(6)Reduction in force costs for the fiscal year ended December 31, 2023 consist of $1.2 million of severance benefits provided to the terminated employees in connection with the RIF Plan. Additionally, equity-based compensation expense includes $0.3 million of charges related to the RIF Plan for the fiscal year ended December 31, 2023.
B-1

MediaAlpha

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

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MediaAlpha, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 22, 2024

Thursday, May 16, 2024 10:00 AM, Pacific Time

Annual Meeting to be held live via the internet - please visit www.proxydocs.com/MAX for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Pacific Time, May 16, 2024.

Internet:
www.proxypush.com/MAX
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-286-3108
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register at www.proxydocs.com/MAX by May 14, 2024 5:00 PM ET to attend the meeting online.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Patrick Thompson and Jeffrey Coyne (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MediaAlpha, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

MediaAlpha

MediaAlpha, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the three Class I director nominees named in the proxy statement to serve on our Board of Directors until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified; and	FOR	AGAINST	ABSTAIN	
	1.01 Anthony Broglio	☐	☐	☐	**FOR**
	1.02 Christopher Delehanty	☐	☐	☐	**FOR**
	1.03 Eugene Nonko	☐	☐	☐	**FOR**
		FOR	AGAINST	ABSTAIN	
2.	To approve an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and	☐	☐	☐	**FOR**
3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐	**FOR**

You must register at www.proxydocs.com/MAX by May 14, 2024 5:00 PM ET to attend the meeting online.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date